                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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[ ]  Soliciting Material Under Rule 14a-12

                           SpectraSite Holdings, Inc.

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

                                Spectrasite Logo

To the Stockholders of SpectraSite Holdings, Inc.

     You are invited to attend the Annual Meeting of Stockholders of SpectraSite Holdings, Inc. to be held at the offices of SpectraSite Holdings, Inc., 400 Regency Forest Drive, Cary, NC 27511, on May 28, 2002 at 10:00 a.m., local time.

     The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement explain the matters to be voted on at the meeting. Please read the enclosed Notice and Proxy Statement so you will be informed about the business to come before the meeting. Your vote is important, regardless of the number of shares you own. On behalf of the Board of Directors, I urge you to mark, sign and return the enclosed proxy card as soon as possible, even if you plan to attend the Annual Meeting. You may, of course, revoke your proxy by notice in writing to SpectraSite's Secretary at any time before the proxy is voted.

                                          Sincerely,

                                          /s/STEPHEN CLARK

                                          Stephen H. Clark
                                          President and Chief Executive Officer

                           SPECTRASITE HOLDINGS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 28, 2002

To the Stockholders of SpectraSite Holdings, Inc.

     The Annual Meeting of the holders of common stock of SpectraSite Holdings, Inc. will be held at the offices of SpectraSite Holdings, Inc., 400 Regency Forest Drive, Cary, NC 27511, on May 28, 2002 at 10:00 a.m., local time:

     1. To elect nine members of the Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

     2. To approve an amendment to the Amended and Restated Stock Incentive Plan providing for automatic annual increases in the maximum number of shares of our common stock available for issuance thereunder;

     3. To approve an amendment to the Employee Stock Purchase Plan providing for an increase in the maximum number of shares of our common stock available for issuance thereunder from 1,000,000 to 3,000,000;

     4. To ratify the appointment of Ernst & Young LLP, independent certified public accountants, as the independent auditors for the year ending December 31, 2002; and

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed March 29, 2002 as the record date for the Annual Meeting with respect to this solicitation. Only holders of record of SpectraSite's common stock at the close of business on that date are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof as described in the Proxy Statement.

     SpectraSite's Annual Report to Stockholders for the year ended December 31, 2001 is enclosed.

                                          By Order of the Board of Directors,

                                          /s/ JOHN H. LYNCH
                                          John H. Lynch
                                          Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE AS PROMPTLY AS POSSIBLE. A PROXY MAY BE REVOKED BY A STOCKHOLDER ANY TIME PRIOR TO ITS USE AS SPECIFIED IN THE ENCLOSED PROXY STATEMENT.

                           SPECTRASITE HOLDINGS, INC.

                                PROXY STATEMENT

                      2002 ANNUAL MEETING OF STOCKHOLDERS

SOLICITATION OF PROXIES

     The Board of Directors of SpectraSite Holdings, Inc. is furnishing this Proxy Statement to solicit proxies for use at SpectraSite's Annual Meeting of Stockholders, to be held on May 28, 2002 at 10:00 a.m., local time, at the offices of SpectraSite Holdings, Inc., 400 Regency Forest Drive, Cary, NC 27511, and at any adjournment of the meeting. Each valid proxy received in time will be voted at the meeting according to the choice specified, if any. A proxy may be revoked at any time before the proxy is voted as outlined below.

     This Proxy Statement and the enclosed proxy card are first being sent for delivery to SpectraSite stockholders on or about April 19, 2002. SpectraSite will pay the cost of solicitation of proxies, including the reimbursement to banks and brokers for reasonable expenses for sending proxy materials to their principals.

     The shares of common stock represented by valid proxies we receive in time for the Annual Meeting will be voted as specified in such proxies. Valid proxies include all proxy cards properly executed pursuant to this solicitation and not later revoked. Voting your proxy by mail will not limit your right to vote at the Annual Meeting if you later decide to attend in person. Executed but unvoted proxies will be voted:

     (1)  FOR the election of the Board of Directors' nominees for directors;

     (2) FOR the approval of an amendment to the Amended and Restated Stock Incentive Plan providing for automatic annual increases in the maximum number of shares of our common stock available for issuance thereunder;

     (3) FOR the approval of an amendment to the Employee Stock Purchase Plan providing for an increase in the maximum number of shares of our common stock available for issuance thereunder from 1,000,000 to 3,000,000; and

     (4) FOR the ratification of the appointment of Ernst & Young LLP, independent certified public accountants, as SpectraSite's independent auditors for the year ending December 31, 2002.

     If any other matters properly come before the Annual Meeting, the persons named on the proxies will, unless the stockholder otherwise specifies in the proxy, vote upon such matters in accordance with their best judgment.

VOTING SECURITIES

     SpectraSite has one class of outstanding voting securities, its common stock, $.001 par value per share. SpectraSite has two classes of authorized common stock which are identical in all respects, except that one class is non-voting. If a stockholder is deemed a regulated entity under the Bank Holding Company Act of 1956, as amended, its shares of common stock over 5% of the total issued and outstanding common stock will become non-voting until transferred to a non-regulated entity. A portion of the shares held by affiliates of Canadian Imperial Bank of Commerce are non-voting while owned by such affiliates. As of March 29, 2002, there were 154,015,469 shares of common stock issued, of which 152,716,242 are entitled to vote at the Annual Meeting.

     Only holders of record of shares of voting common stock at the close of business on March 29, 2002, which the Board of Directors has fixed as the record date, are entitled to vote at the meeting.

     Each share of voting common stock is entitled to one vote. The presence in person or by proxy of holders of a majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting will constitute a quorum. The Board of Directors nominees who receive the highest number of votes will be elected to serve on the Board until the next Annual Meeting of Stockholders or until their respective successors have been elected and qualified. The affirmative vote of a majority of the shares of the common stock present at the Annual Meeting in person or by proxy, and voting on the matter, is required for approval of Proposal 2, Proposal 3 and Proposal 4.

     Stockholders voting by proxy may elect to vote for all nine nominees as a slate, or may elect to vote for certain nominees but not others, at their discretion. However, a stockholder voting by proxy who elects to vote for fewer than all nine nominees must specify, in writing on the proxy where indicated, the name or names of the nominee or nominees for whom such stockholder has elected to refrain from voting. If no specification is indicated, the shares will be voted in accordance with the recommendation of the Board with respect to each matter submitted to our stockholders for approval. The Board of Directors recommends a vote "FOR" each nominee, as well as a vote "FOR" Proposal Number 2, Proposal Number 3 and Proposal Number 4.

     In determining whether a proposal is approved, an abstention would have the effect of a vote against the applicable proposal. Broker non-votes will not be considered in determining whether the Proposals are approved. A broker non-vote occurs when the nominee of a beneficial owner with the power to vote on at least one matter does not vote on another matter because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner with respect to such matter.

VOTING BY PROXY

     If a stockholder is a corporation or partnership, the accompanying proxy card must be signed in the full corporate or partnership name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, the signer's full title must be given and a certificate or other evidence of appointment must be furnished. If shares are owned jointly, each joint owner must sign the proxy card.

     Any proxy duly given pursuant to this solicitation may be revoked by the stockholder, at any time prior to the voting of the proxy, by written notice to SpectraSite's Secretary, either by a later dated proxy signed and returned by mail or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of SpectraSite's Proxy Statement or Annual Report to Stockholders may have been sent to multiple stockholders in each household. SpectraSite will promptly deliver a separate copy of either document to any stockholder upon written or oral request to Investor Relations Department, SpectraSite Holdings, Inc., 100 Regency Forest Drive, Suite 400, Cary, NC 27511, telephone: (919) 468-0112. Any stockholder who wants to receive separate copies of the Proxy Statement or Annual Report to Stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder's bank, broker, or other nominee record holder, or the stockholder may contact SpectraSite at the above address and phone number.

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors currently consists of ten directors. Michael Stone has informed the Company that he does not wish to stand for re-election at the Annual Meeting. The Board of Directors has determined to reduce the number of directors from ten to nine. Our nine remaining current directors are all standing for re-election at the Annual Meeting.

     The Board of Directors had four regular meetings, one special meeting and approved one action by unanimous written consent in 2001. During 2001, the Executive Committee held one meeting and approved four actions by unanimous written consent. The members of the Executive Committee currently are Stephen Clark, Thomas McInerney, Steven Shindler, Lawrence Sorrel and Michael Stone.

     The Board of Directors also has a Nominating Committee, an Audit Committee and a Compensation Committee. The Nominating Committee was organized for the purpose of identifying, reviewing and recommending qualified director candidates to the board, to review qualifications of such candidates and to recommend to the Board for consideration such candidates for membership as a director or to fill vacancies that may arise from time to time. The Nominating Committee did not take any formal action with respect to new director nominees in 2001. All of the Company's Directors other than Mr. Stone are standing for re-election. See "Certain Transactions -- Stockholders' Agreement" for further information regarding voting agreements in place for the election of Directors. The members of the Nominating Committee currently are Stephen Clark, Timothy Donahue and Lawrence Sorrel.

     The Audit Committee is responsible for oversight of the quality and integrity of the Company's accounting, auditing and reporting practices, and as part of this responsibility the Audit Committee:

     - approves the selection of the independent auditors for SpectraSite;

     - reviews the scope and results of the annual audit;

     - approves the services to be performed by the independent auditors;

     - reviews the performance and fees of the independent auditors;

     - reviews the independence of the auditors;

     - reviews the adequacy of the system of internal accounting controls;

     - reviews the scope and results of internal auditing procedures; and

     - reviews related party transactions.

     The Board of Directors adopted a written Audit Committee charter. A copy of this charter was included as an appendix to the Proxy Statement for the Annual Meeting of Stockholders held in 2001.

     The aggregate fees billed by the Company's independent auditors, Ernst & Young LLP, during 2001 were as follows:

            FINANCIAL INFORMATION
              SYSTEM DESIGN AND     ALL OTHER
AUDIT FEES   IMPLEMENTATION FEES     FEES(1)
----------  ---------------------   ---------
$245,500             $0             $625,537

---------------

     (1) Includes fees for tax compliance, accounting consultations and SEC registration statements.

     The Audit Committee held four meetings and approved one action by unanimous written consent in 2001. The members of the Audit Committee currently are James Matthews, Michael Price and Michael Stone. Mr. Matthews is a managing member or general partner of the respective sole general partners of Welsh, Carson, Anderson & Stowe VIII, L.P. and other associated investment partnerships. The Company believes that all of the members of the Audit Committee are independent within the meaning of the Nasdaq Listing Standards. Nevertheless, the Company's Board of Directors has determined that if Welsh Carson were to be considered an affiliate of the Company and that Mr. Matthews therefore were not independent within the meaning of the Nasdaq Listing Standards, Mr. Matthews' membership on the Committee, in light of his financial experience, knowledge of the communications services industry and knowledge of the Company, is in the best interests of the Company and its shareholders.

     The Compensation Committee, to the extent not otherwise approved by the full Board of Directors:

     - reviews, recommends and approves changes to SpectraSite's compensation policies and benefits programs

     - administers SpectraSite's stock plans, including approval of stock grants to executive officers and directors and certain other stock option grants; and

     - otherwise ensures that compensation levels are consistent with SpectraSite's best interests and are implemented in an appropriate manner.

     The Compensation Committee held four meetings and approved three actions by unanimous written consent in 2001. The members of the Compensation Committee currently are Thomas McInerney, Lawrence Sorrel, Michael Stone and Timothy Donahue.

     During 2001, each director attended at least 75% of the total number of meetings of the Board of Directors and meetings of the committees on which such director served, except that Thomas McInerney did not attend two meetings of the Board of Directors.

     The following information regarding the nominees, their occupations, employment history and directorships in certain companies is as reported by the respective nominees.

     Lawrence B. Sorrel, 43, has been Chairman of the Board of SpectraSite Holdings since April 1999. Mr. Sorrel joined Welsh, Carson, Anderson & Stowe in 1998 and is a managing member or general partner of the respective sole general partners of Welsh, Carson, Anderson & Stowe VIII, L.P. and other associated investment partnerships. Prior to joining Welsh, Carson, Mr. Sorrel spent 12 years at Morgan Stanley & Co., where he was a Managing Director and senior executive in Morgan Stanley's private equity investment business. Mr. Sorrel is a director of Emmis Communications, Westminster Healthcare, Valor Telecommunications and FirstMark Communications.

     Stephen H. Clark, 57, is President and Chief Executive Officer and a director of SpectraSite Holdings. He has been a director of SpectraSite since its formation in May 1997. Mr. Clark has 23 years of general management experience in high growth, start-up companies in the communications, technology and manufacturing sectors. In 1994, he co-founded PCX Corporation, a manufacturer of electrical distribution systems. Prior to starting PCX, Mr. Clark co-founded and served as Chairman and President of Margaux, a supplier of building automation systems. Prior to starting Margaux, he worked at several technology based, start-up companies. Mr. Clark has a B.A. in physics and an M.B.A. from the University of Colorado.

     Timothy M. Donahue, 53, has been a director of SpectraSite Holdings since April 1999. Mr. Donahue has served as President and Chief Executive Officer of Nextel Communications, Inc. since July 1999, and as a director of Nextel since June 1996. Prior to being named Chief Executive Officer, Mr. Donahue served as President and Chief Operating Officer since February 1996. From 1986 to January 1996, Mr. Donahue held various senior management positions with AT&T Wireless Services, Inc., including Regional President for the Northeast. Mr. Donahue serves as a director of NII Holdings, Inc., Nextel Partners, Inc. and Eastman Kodak Company.

     James R. Matthews, 34, has been a director of SpectraSite Holdings since August 1998. Mr. Matthews joined Welsh, Carson, Anderson & Stowe in 2000 and is a managing member or general partner of the respective sole general partners of Welsh, Carson, Anderson & Stowe VIII, L.P. and other associated investment partnerships. Previously, he was a General Partner at Whitney & Co., where he worked for six years and focused on the communications services industry. Earlier, he was with Gleacher & Co. and Salomon Brothers Inc. Mr. Matthews serves as a director of Centennial Cellular Corp. and Headstrong, Inc.

     Thomas E. McInerney, 60, has been a director of SpectraSite Holdings since April 1999. Mr. McInerney joined Welsh, Carson, Anderson & Stowe in 1986 and is a managing member or general partner of the respective sole general partners of Welsh, Carson, Anderson & Stowe VIII, L.P. and other associated investment partnerships. Formerly, he co-founded and served as President and Chief Executive Officer of Dama Telecommunications Corp., a telecommunications services company. Earlier, he was Group Vice President -- Financial Services at ADP and Senior Vice President -- Operations at the American Stock Exchange. Mr. McInerney is a director of, among others, Centennial Cellular Corp., The

BISYS Group, Attachmate Corp., Global Knowledge Network, BTI Telecom Corp. and Savvis Communications Corp.

     Calvin J. Payne, 49, is Executive Vice President and a director of SpectraSite Holdings and President of the Network Services Division. Mr. Payne was Co-founder, Chairman of the Board and Chief Executive Officer of Westower Corporation and had been a director of Westower or its predecessor since 1990. Prior to founding Westower Corporation, Mr. Payne acquired experience in all aspects of the construction of steel communications towers. Mr. Payne, an award-winning tower designer, has engineered over 600 towers. Mr. Payne is a graduate of the University of British Columbia and the University of Western Australia.

     Michael J. Price, 44, has been a director of SpectraSite Holdings since April 1999. He is Vice Chairman of Evercore Partners, a leading advisory and private equity firm. He was Co-Chairman of FirstMark Communications Europe SA, a broadband wireless telecommunications company in Europe from 1998 to 2001. Prior to that he worked at Lazard Freres & Co. LLC, starting in 1987, serving first as a Vice President and then as a Managing Director, where he led their global technology and telecommunications practice. Mr. Price is a director of Amdocs Limited, PeoplePC Inc. and FirstMark.

     Steven M. Shindler, 39, has been a director of SpectraSite Holdings since April 1999. Mr. Shindler was appointed Chief Executive Officer of Nextel International, Inc. effective in March 2000. He formerly served as Executive Vice President and Chief Financial Officer of Nextel Communications, Inc. from May 1996 through November 2000. Prior to joining Nextel, he was the managing director of communications finance with Toronto Dominion Bank. Mr. Shindler also serves as a director of Nextel International.

     Edgar L. Reynolds, 54, has been a director of SpectraSite since 2001. Mr. Reynolds has served as President of Network Operations for Cingular Wireless since October 2000. From January 2000 to October 2000, Mr. Reynolds served as President of BellSouth Mobility. Prior to that, Mr. Reynolds served as President of BellSouth Mobility DCS and American Cellular Communications Corporation. Mr. Reynolds also formerly served as Executive Vice President of BellSouth Cellular Corporation from February 1997 to February 1998 and served as President of BellSouth Wireless, Inc. from June 1996 to February 1997.

COMPENSATION OF DIRECTORS

     Directors who are also officers of SpectraSite are not separately compensated for their services as a director. Directors who are not also officers do not receive cash compensation for their services. However, directors are reimbursed for their expenses incurred in connection with attending meetings of the Board or any committee on which they serve and are eligible to receive awards under SpectraSite's Stock Incentive Plan.

EXECUTIVE OFFICERS

     Information regarding the executive officers of SpectraSite who are not directors is set forth below. Executive officers of SpectraSite are elected to serve until they resign or are removed, or are otherwise disqualified to serve, or until their successors are elected and qualified.

     Timothy G. Biltz, 43, is Chief Operating Officer. Prior to joining SpectraSite in August 1999, Mr. Biltz spent 10 years at Vanguard Cellular Systems, Inc., most recently as Executive Vice President and Chief Operating Officer. He joined Vanguard in 1989 as Vice President of Marketing and Operations and was Executive Vice President and President of U.S. Wireless Operations from November 1996 until May 1998 when he became Chief Operating Officer. Mr. Biltz was instrumental in Vanguard's development from an initial start-up to an enterprise with over 800,000 subscribers.

     David P. Tomick, 50, is Executive Vice President and Chief Financial Officer. Mr. Tomick joined SpectraSite in 1997. From 1994 to 1997, Mr. Tomick was Chief Financial Officer of Masada Security, Inc., a company engaged in the security monitoring business. From 1988 to 1994, he was Vice President -- Finance of Falcon Cable TV, a multiple system operator of cable television systems, where he was responsible for debt management, mergers and acquisitions, equity origination and investor relations. Prior to 1988, he managed a team of corporate finance professionals focusing on the communications industry for The First National Bank of Chicago. Mr. Tomick holds an MBA from the Kellogg Graduate School of Management at Northwestern University.

     Richard J. Byrne, 44, is Executive Vice President of the Company and President of the Tower Division. Prior to assuming his current position, Mr. Byrne was Executive Vice President -- Business Development for SpectraSite. Prior to joining SpectraSite in April 1999, Mr. Byrne served as the Director of Business Development for Nextel Communications. He had primary responsibility for the tower sale/lease-back and build-to-suit commitment. In addition, Mr. Byrne was responsible for all carrier-to-carrier co-location agreements. Before joining Nextel in 1997, Mr. Byrne held positions of increasing responsibility in the System Development Group of AT&T Wireless Services. Prior to entering the wireless communications industry, Mr. Byrne spent 15 years in the real-estate industry. His work centered on property management, ownership and brokerage of investment properties.

     Dale A. Carey, 37, is Vice President of the Company and President of the Building Division. Mr. Carey joined SpectraSite as Senior Vice President of Services and Operations in February 2000 and assumed his current position in July 2000. Prior to joining SpectraSite, Mr. Carey served as the Regional Vice President and General Manager for the Pennsylvania Super System of Vanguard Cellular Systems. Mr. Carey holds a B.A. in Urban Planning and Real Estate Development from Temple University and an Associate Degree in Criminal Law from York College.

     Thomas A. Prestwood, 49, is Vice President of the Company and President of the Broadcast Division. Mr. Prestwood joined SpectraSite in December 2001. Mr. Prestwood has over 15 years of senior management experience and executive level work in the telecommunications industry, most recently as Regional Vice President for Telecorp PCS. Prior to joining Telecorp, Mr. Prestwood served as an Executive Vice President for Highland Holdings and a Market Director for AT&T Wireless Services. Mr. Prestwood was a Senior Vice President at Vanguard Cellular Systems, Inc. from 1990 until the company was acquired by AT&T Wireless in 1999.

     Terry L. Armant, 53, is Senior Vice President -- Network Services. Prior to joining SpectraSite in August 1998, Mr. Armant was Director -- System Implementation at AT&T Wireless Services. In this position, he was responsible for site acquisition, materials management, construction, equipment installation and site management for the Northeast region of AT&T Wireless. From 1985 until joining AT&T Wireless in 1992, Mr. Armant held senior management positions in telecommunications turnkey development companies, US CommStruct and Fabrecom.

     Melvin L. Asbury, 50, is Senior Vice President of Human Resources. Prior to joining SpectraSite in July 2000, Mr. Asbury served as Senior Vice President of Human Resources for Novant Health Inc., a regional health care company based in North Carolina. Previously, Mr. Asbury served in corporate Human Resources management positions with Exxon Mobil and Glaxo Wellcome. Mr. Asbury holds an undergraduate degree in business from North Carolina Central University and obtained his Masters in Industrial Relations from the Krannert Graduate School of Management at Purdue University.

     Brian B. Dietrich, 32, is Chief Information Officer. Mr. Dietrich joined SpectraSite as Vice President of Property Management in November 1999 and assumed his current position in July 2000. Prior to joining SpectraSite, Mr. Dietrich served as a Manager for the management consulting firm of Pittiglio Rabin Todd & McGrath from 1996 to 1999. From 1991 to 1996, Mr. Dietrich held positions in marketing, sales and service operations, and consulting for Honeywell International, Inc. Mr. Dietrich holds a B.S. in electrical engineering from Michigan Technological University and a Masters in Management from Northwestern University.

     John H. Lynch, 44, is Vice President, General Counsel and Secretary. Prior to joining SpectraSite in August 1999, Mr. Lynch served as General Counsel for Qualex Inc., the wholly-owned photofinishing subsidiary of Eastman Kodak Company. Before joining Qualex in 1989, Mr. Lynch practiced corporate and real estate law in the Atlanta, Georgia offices of Wildman, Harrold, Allen, Dixon and Branch.

Mr. Lynch holds a B.A. in Economics and English from Ohio Wesleyan University, an M.B.A. from Ohio State University, and a J.D. from Ohio State University.

     Adam F. Stulberger, 34, is Chief Development Officer. Prior to joining SpectraSite in April 2000, Mr. Stulberger was a Principal in the Media Group of Morgan Stanley & Co. from 1999 to 2000 and a Vice President in the Media and Telecommunications Group of Credit Suisse First Boston from 1996 to 1999. Mr. Stulberger holds a B.A. in economics from Lafayette College and a J.D. from New York University.

     Daniel I. Hunt, 37, is Vice President -- Finance and Administration. Prior to joining SpectraSite in April 1999, Mr. Hunt served as Director of Accounting and Financial Reporting at Wavetek Wandel & Goltermann, Inc., a developer and manufacturer of communications test equipment based in North Carolina and Eningen, Germany. Previously, Mr. Hunt was Controller for Wandel & Goltermann Technologies, Inc. Before joining Wandel & Goltermann, Mr. Hunt worked in the audit and business consulting practice of Arthur Andersen. Mr. Hunt is a certified public accountant and a graduate of Wake Forest University.

     Steven C. Lilly, 32, is Vice President and Treasurer. Prior to joining SpectraSite in July 1999, Mr. Lilly served as a Vice President in First Union Corporation's loan syndications group where he was primarily responsible for structuring and negotiating transactions for emerging telecommunications companies, including wireless service providers, competitive local exchange carriers and tower companies. Mr. Lilly is a graduate of Davidson College.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon a review of forms submitted to SpectraSite during and with respect to 2001, all executive officers, directors and 10% beneficial owners filed reports pursuant to Section 16(a) of the Exchange Act on a timely basis.

EXECUTIVE COMPENSATION

  SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and non-cash compensation paid by or incurred on behalf of SpectraSite to its Chief Executive Officer and four other most highly compensated executive officers for the years ended December 31, 1999, 2000 and 2001.

                                                                                      LONG TERM
                                                                                 COMPENSATION AWARDS
                                                                               ------------------------
                                                                                             NUMBER OF
                                             ANNUAL COMPENSATION                             SECURITIES
                                  ------------------------------------------                 UNDERLYING
                                                                   OTHER       RESTRICTED     OPTIONS/         ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR   SALARY($)   BONUS($)   ANNUAL($)(B)   STOCK($)(C)    SARS(#)     COMPENSATION($)(D)
---------------------------       ----   ---------   --------   ------------   -----------   ----------   -------------------
Stephen H. Clark................  2001    375,000    300,000            --             --     245,250            4,884
  Chief Executive Officer         2000    323,077    325,000            --             --     500,000            4,398
                                  1999    219,006    150,000            --             --     775,000            2,535
Timothy G. Biltz(a).............  2001    300,284    270,000            --             --     140,000            5,100
  Chief Operating Officer         2000    260,000    200,000            --             --     300,000            5,100
                                  1999     89,000     50,000        17,609             --     400,000           32,064
Adam F. Stulberger(a)...........  2001    265,269    127,768        60,238             --      68,985           50,039
  Chief Development Officer       2000    152,308     64,463     1,343,860      1,624,000     344,927            2,054
David P. Tomick.................  2001    228,654     89,725            --             --     113,973            5,250
  Chief Financial Officer         2000    219,615     77,150            --             --     100,000            5,100
                                  1999    187,921     77,360            --             --     225,000            2,442
Richard J. Byrne(a).............  2001    210,000     46,594            --             --      62,000            5,250
  Executive Vice President --     2000    198,827     97,230            --             --     150,000            5,100
  President of the Tower
    Division                      1999    103,205     70,613       138,613        224,500     200,000           22,172

---------------

(a) Mr. Biltz joined SpectraSite in August 1999, Mr. Stulberger joined SpectraSite in April 2000 and Mr. Byrne joined SpectraSite in April 1999.

(b) The amounts indicated for Messrs. Biltz, Stulberger and Byrne in 1999 and 2000 reflect tax gross ups. The amount reported for Mr. Stulberger in 2001 consists of an expense allowance of $13,326 and a tax gross up of $46,912.

(c) Messrs. Stulberger and Byrne were granted 100,000 shares and 50,000 shares, respectively, in connection with their employment. The restricted stock of both Messrs. Stulberger and Byrne vests in four equal annual installments beginning one year from date of grant. No dividends are paid on this restricted stock and no other named executive officer holds shares of restricted stock. As of December 31, 2001, Mr. Stulberger held 75,000 shares of restricted common stock (that were not yet vested) with a fair market value of $269,250 and Mr. Byrne held 25,000 shares of restricted common stock (that were not yet vested) with a fair market value of $89,750.

(d) Amounts reported for 2001 include SpectraSite's contribution under its 401(k) plan of $4,884, $5,100, $3,284, $5,250 and $5,250 for Messrs. Clark,
    Biltz, Stulberger, Tomick, and Byrne, respectively and a relocation and housing allowance of $46,755 for Mr. Stulberger.

  OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

     The table below provides information relating to stock option grants to the executive officers named in the Summary Compensation Table above during the fiscal year ended December 31, 2001.

     All options listed in the table become exercisable upon the expiration of the six month period following a change in control, or in certain circumstances earlier. Unless a particular option grant provides otherwise, a change in control occurs upon (i) any transaction in which all or substantially all of the assets of SpectraSite Communications, Inc. are sold, leased or transferred, other that to an affiliate of SpectraSite; (ii) the acquisition, other than by an affiliate, of more than 50% of the total combined voting power of SpectraSite's outstanding securities; (iii) a change in the composition of the Board of Directors of SpectraSite that results in the current directors ceasing to constitute a majority of the directors; (iv) a merger or consolidation of SpectraSite with another entity; and (v) the liquidation or dissolution of SpectraSite or SpectraSite Communications. However, in the case of clauses (iv) and (v) above, a transaction in which the holders of SpectraSite Holdings' capital stock immediately prior to the transaction continue to hold at least a majority of the voting power of the surviving corporation does not constitute a change in control.

     The present value of the options granted was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: dividend yield of 0.0%, volatility of 0.7, risk free interest rate of 5.0% and expected option lives of seven years.

                            NUMBER OF      % OF TOTAL
                            SECURITIES    OPTIONS/SARS
                            UNDERLYING     GRANTED TO                                  GRANT DATE
                           OPTIONS/SARS    EMPLOYEES     EXERCISE PRICE   EXPIRATION    PRESENT
NAME                        GRANTED(#)      IN 2001       PER SHARE($)       DATE       VALUE($)
----                       ------------   ------------   --------------   ----------   ----------
Stephen H. Clark.........    245,250          6.1             2.95         8/15/11      509,139
Timothy G. Biltz.........    140,000          3.5             2.95         8/15/11      290,640
Adam F. Stulberger.......     68,895          1.7             2.95         8/15/11      143,213
David P. Tomick..........     73,973          1.8             2.95         8/15/11      207,460
                              40,000          1.0             7.37         7/18/11      153,468
Richard J. Byrne.........     62,000          1.5             2.95         8/15/11      128,712

  AGGREGATED OPTIONS/SAR EXERCISES AND VALUE IN LAST FISCAL YEAR

     The table below provides information as to the exercise of options during the fiscal year ended December 31, 2001 and the number and value of unexercised options held by the executive officers named in the Summary Compensation Table above as of December 31, 2001.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND YEAR-END OPTION/SAR VALUES

                                                      NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED             IN-THE-MONEY
                        NUMBER OF                    OPTIONS/SARS AT FISCAL        OPTIONS/SARS AT FISCAL
                         SHARES                            YEAR-END(#)                   YEAR-END($)
                       ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                   EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                   -----------   -----------   -----------   -------------   -----------   -------------
Stephen H. Clark.....       --            --         463,750       1,007,750       74,375         156,960
Timothy G. Biltz.....       --            --         275,000         565,000           --          89,600
Adam F. Stulberger...       --            --          86,232         327,680           --          44,150
David P. Tomick......       --            --         182,364         301,474       39,375          47,343
Richard J. Byrne.....       --            --          97,500         275,500           --          39,680

  EMPLOYMENT AGREEMENTS

     SpectraSite has entered into employment agreements with each of Messrs. Clark, Tomick and Byrne effective April 20, 1999, and Mr. Biltz effective January 1, 2001. The initial term of the employment agreements is five years, with automatic one-year renewals unless either party gives written notice of nonrenewal at least one year prior to the end of the term. The annual base salaries for Messrs. Clark, Tomick, Byrne, and Biltz are determined pursuant to their respective employment agreements, and they are eligible to receive annual bonuses determined at the discretion of the Board of Directors. If their employment is terminated as a result of their death, disability or termination without cause, Messrs. Clark, Tomick, Byrne and Biltz will be entitled to receive continued salary, average annual bonus and health benefits for a period of 24 months and any options granted to Messrs. Clark, Tomick and Byrne in connection with or prior to the effective date of their employment agreement which are vested at the time of such termination shall remain exercisable until the earlier of the end of such 24-month period and the tenth anniversary of such option.

     Messrs. Clark, Tomick, Byrne and Biltz have agreed that for a period of 24 months following the termination of their employment with SpectraSite they will not:

     - engage in, or own any interest in or perform any services for any business which engages in, competition with SpectraSite;

     - solicit management employees of SpectraSite or otherwise interfere with the employment relationship between SpectraSite and its employees; or

     - hire, engage or in any manner be associated with any supplier, contractor or entity with a business relationship with SpectraSite, if such action would have a material adverse effect on SpectraSite.

     In connection with their employment agreements, Messrs. Clark, Tomick and Byrne were granted options to purchase 775,000, 225,000 and 200,000 shares of common stock, respectively. These options have a $5.00 exercise price and vest 20% on each of the first five anniversaries of the date of the respective employment agreement.

     In addition, in connection with his employment agreement with SpectraSite, Mr. Byrne purchased 50,000 shares of common stock for a nominal amount. Mr. Byrne's right to retain these shares of common stock vests in equal 25% installments on each of the first four anniversaries of his employment agreement. Vesting will accelerate upon the termination without cause or upon death or disability. Mr. Byrne also received a bonus to pay income taxes incurred in connection with these purchases of common stock.

  SEVERANCE PLANS

     Messrs. Clark, Tomick and Biltz are participants in SpectraSite's Executive Severance Plan A. This plan generally provides that upon a termination of a participant's employment by SpectraSite other than for cause or by the participant for good reason, the participant will be entitled to continued payments of base salary and target bonus, as well as continued benefits, during the twenty-four month period following such termination. In the event of such a termination in contemplation of a change of control or in the two-year period following a change in control, the twenty-four month period referred to above shall be increased to thirty-six months. This extension will also occur in the event that a participant terminates his employment during the thirteenth month following a change of control. For this purpose, a change of control occurs upon
(i) the acquisition, other than by the principal stockholders of SpectraSite, of more than 35% of the total combined voting power of SpectraSite's outstanding securities and such principal stockholders own a lesser percentage of the voting power of SpectraSite's outstanding securities than such acquiring person and cease to have the ability to elect or designate for election a majority of SpectraSite's Board of Directors; (ii) a change in the composition of the Board of Directors of SpectraSite during any two-year period that results in the current directors (or those directors approved by the Board of Directors) ceasing to constitute a majority of the directors; (iii) a merger of consolidation of SpectraSite with another entity unless the Company's outstanding voting securities are exchanged for consideration including securities representing a majority of the voting power of the surviving corporation; or (iv) a sale of all or substantially all of SpectraSite's assets other than to the principal stockholders of SpectraSite or persons controlled by such stockholders. In the event of a termination resulting in rights under this plan, a participant is entitled, at their election, to the benefits under this plan or any other plan or agreement providing similar benefits, but not both.

     Messrs. Stulberger and Byrne participate in SpectraSite's Executive Severance Plan B. This plan provides benefits similar to those provided under SpectraSite's Executive Severance Plan A described above, except that the twenty-four month severance period is instead eighteen months for participants having five or more years experience in their current or equivalent employment positions, as determined by the Compensation Committee, and twelve months for participants having less than five years of such experience. In addition, the thirty-six month period described under SpectraSite's Executive Severance Plan A is instead twenty-four months for all participants under this plan.

PERFORMANCE GRAPH

     The following graph compares, for each of the years ending December 31, 2001 and 2000 and the period beginning on September 3, 1999, the date SpectraSite's common stock first became publicly traded on the Nasdaq National Market, and ending on December 31, 1999, the cumulative total return of the common stock to (a) the cumulative total returns on the Nasdaq Composite Index and (b) a peer group index, comprised of American Tower Corporation, Crown Castle International Corp., Pinnacle Holdings, Inc. and SBA Communications Corporation. The comparison assumes $100 was invested on September 3, 1999 in SpectraSite's common stock and in each of the foregoing indices and that all dividends were reinvested.

                              (PERFORMANCE GRAPH)

                                                                         MEASUREMENT PERIOD
                                                              ----------------------------------------
                                                              9/03/99   12/31/99   12/31/00   12/31/01
                                                              -------   --------   --------   --------
                SpectraSite.................................   $100     $ 85.29    $103.92     $28.16
                Nasdaq Composite Index......................    100      100.18      50.66      39.99
                Peer Group Index............................    100      152.74     147.92      44.73

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee is comprised of Messrs. Donahue, McInerney, Sorrel and Stone. The Committee has responsibility to review, recommend and approve changes to SpectraSite's compensation policies and benefits programs, to administer SpectraSite's stock plans, including approval of stock grants to executive officers and directors and certain other stock option grants, and otherwise to ensure that the compensation philosophy is consistent with SpectraSite's best interests and is implemented in an appropriate manner.

COMPENSATION PHILOSOPHY

     SpectraSite's compensation philosophy is to (i) provide a competitive total compensation package that allows it to attract and retain key executive and employee talent that promotes its ability to accomplish its goals and (ii) directly link compensation to improvements in its financial and operational performance and increases in stockholder value, as measured by SpectraSite's common stock price.

COMPENSATION PROGRAM

     SpectraSite's compensation program for key employees emphasizes variable compensation, primarily through performance-based grants of long-term, equity-based incentives in the form of stock options. Salaries at all employee levels are generally targeted at median market levels.

     The Committee reviews compensation structure and total compensation levels to ensure that management and key employee total compensation opportunities are linked to SpectraSite's performance and stock price appreciation and keep pace with SpectraSite's competition. The Committee believes that the base salary, total cash compensation and stock appreciation opportunities for senior management, as well as those of the general employee population, are consistent with competitive market levels. Furthermore, the Company emphasizes the stock incentive portion of its compensation packages in order to increase its ability to attract and retain qualified executive officers.

     The Committee believes that SpectraSite's status as a public company makes the equity-based component of its compensation packages a strong element in its ability to hire and retain the executives it needs to grow and prosper in a business dominated by a number of strong national tower companies. The Committee feels the use of stock options and performance-based bonuses encourages a continuity of interests between stockholders and senior management. Because a stock option's value is based on the market price of SpectraSite stock, in order for SpectraSite executives to realize the value of their option awards they must encourage and engage in activities which increase stockholder value. Conversely, if SpectraSite performs poorly, senior management is directly affected as stock options lose value and performance-based bonuses are not paid, lowering the overall compensation package.

  Base Salaries

     The base salary of certain executive officers is determined by employment agreements. In determining the base salary for an executive not covered by an employment agreement, the Committee considers the officer's impact on the organization, scope of responsibility, prior experience, past accomplishments and data on prevailing compensation levels in relevant executive labor markets as it determines appropriate salary levels. Rather than calculate a precise formula to determine an officer's compensation, the Committee studies each officer's contribution to his or her respective area of concentration and responsibility, using the criteria listed above as a general framework for consideration. The Committee believes the flexibility inherent in an approach which allows it to evaluate each individual's particular situation before making consideration determinations serves SpectraSite's interests by allowing the Committee to focus on each individual's overall performance and contributions to SpectraSite as a whole.

     The Company has informed its senior management that no merit increases in salary will be made in 2002.

  Long-Term Incentives

     SpectraSite's compensation packages for executive officers include stock option awards and annual cash bonuses payable upon achievement of previously stated performance targets, such as the improvement of earnings before interest, taxes, depreciation and amortization. This allows the Committee to give financial rewards for the achievement of high standards of business performance; conversely, senior management risks the loss of significant compensation through the failure to achieve these standards. For most executive officers, target cash bonuses approximate 30% to 40% of base salary. Senior executive officers have target cash bonuses at a higher salary percentage. In order to determine amounts of stock option awards, the Committee assesses responsibility and performance criteria appropriate to the executive officer in question to select performance-based targets the achievement of which result in option awards. The size of the option awards for which an officer is eligible are determined principally by the level of responsibility for SpectraSite's performance held by that officer.

     The Company has informed senior management that bonuses for 2002 may be paid in equity rather than in cash.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Stephen H. Clark, SpectraSite's President and Chief Executive Officer, has entered into an employment agreement effective April 20, 1999. The agreement has an initial term of five years. For a description of the employment agreement, see "Executive Compensation -- Employee Agreements." Mr. Clark's salary for 2001 was $375,000, and he is eligible to receive an annual bonus at the discretion of the Board of Directors. Mr. Clark was awarded a cash bonus of $300,000 for 2001 in recognition of his leadership and vision. In the past year, SpectraSite increased its tower portfolio from 5,030 to 7,925 towers, primarily through the acquisition of leasehold and subleasehold interests in wireless communications towers from affiliates of SBC Communications and construction of towers. Mr. Clark was instrumental in spearheading and orchestrating this 2001 milestone. In addition, Mr. Clark was granted incentive stock options to purchase 245,250 shares of common stock as of August 15, 2001 with an exercise price of $2.95 per share, the then-current market price, in consideration for SpectraSite's accomplishments during the year and taking into account the highly competitive market for executive talent in the telecommunications and high technology industries. The Committee believes these option grants are consistent with SpectraSite's executive compensation philosophy and appropriate in light of the significant increase in Mr. Clark's duties and responsibilities as a result of SpectraSite's growth in the past three years.

          Thomas E. McInerney
          Lawrence B. Sorrel
          Michael R. Stone
          Timothy M. Donahue

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has met with management and with Ernst & Young, SpectraSite's independent auditors, to review and discuss SpectraSite's audited financial statements and other significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles.

     The Committee's review included discussions with Ernst & Young concerning matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Committee's discussions with Ernst & Young also covered, among other items, matters relating to Ernst & Young's independence from the Company and included the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, after due consideration, the Committee concluded that the provision of non-audit services to SpectraSite by Ernst & Young is compatible with maintaining the independence of Ernst & Young as SpectraSite's principal accountants and recommended the appointment of Ernst & Young as SpectraSite's independent auditors for 2002.

     The members of the Audit Committee are not employees of the Company, and are not professional accountants or auditors. The Audit Committee's primary purpose is to assist the Board of Directors to fulfill its oversight responsibilities by reviewing the financial information provided to shareholders and others, the systems of internal controls which management has established to preserve the Company's assets and the audit process. The Company's independent auditors are responsible for auditing the Company's financial statements. Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with generally accepted accounting principles, the system of internal controls, and procedures designed to insure compliance with accounting standards and applicable laws and regulations. In giving its recommendation to the Board of Directors, the Audit Committee has relied, without independent verification, on the representations of management and on the representations and opinions of the independent auditors included in their report on the Company's financial statements.

     On the basis of the reviews and discussions outlined above, the Committee recommended to the Board of Directors that the Board approve the inclusion of SpectraSite's audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

          James R. Matthews
          Michael R. Stone
          Michael J. Price

                                    *  *  *

  The foregoing reports of the Audit and Compensation Committees as well as the Performance Graph do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other SpectraSite filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate those items therein by reference.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The table below sets forth, as of March 29, 2002, information with respect to the beneficial ownership of SpectraSite's common stock by:

     - each of the current directors, director nominees and executive officers included in the Summary Compensation table, individually;

     - each person who is known to be the beneficial owner of more than 5% of any class or series of capital stock; and

     - all directors and executive officers as a group.

     The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.

                                                               NUMBER OF SHARES      PERCENTAGE OF
NAME OF BENEFICIAL OWNER                                      BENEFICIALLY OWNED   TOTAL VOTING POWER
------------------------                                      ------------------   ------------------
Stephen H. Clark(a).........................................       2,498,185               1.6
Timothy G. Biltz(b).........................................         300,000                 *
Adam F. Stulberger(c).......................................         206,232                 *
David P. Tomick(d)..........................................         543,749                 *
Richard J. Byrne(e).........................................         211,590                 *
Timothy M. Donahue(f).......................................      14,034,000               9.1
James R. Matthews(g)........................................      33,408,102              21.7
Thomas E. McInerney(g)......................................      33,868,954              22.0
Calvin J. Payne(h)..........................................       2,091,454               1.4
Michael J. Price(i).........................................         200,000                 *
Edgar L. Reynolds(j)........................................       9,877,127               6.4
Steven M. Shindler(f).......................................      14,009,000               9.1
Lawrence B. Sorrel(g).......................................      33,467,206              21.7
Michael R. Stone(k).........................................      12,676,837               8.2
Canadian Imperial Bank of Commerce(l).......................      10,000,000               6.5
FMR Corp.(m)................................................      20,057,600              10.2
Nextel Communications, Inc.(f)..............................      14,000,000               9.1
SBC Tower Holdings LLC(j)...................................       9,877,127               6.4
Welsh, Carson, Anderson & Stowe(g)..........................      33,558,102              21.8
Funds affiliated with Whitney & Co., LLC(k).................      12,676,837               8.2
All current directors, director nominees and executive
  officers as a group (22 persons)(n).......................      76,925,332              49.3

---------------

 *   Less than 1%.

(a) Includes 732,500 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days. Of the shares reported in the table, 816,327 are held by Holt Road, L.P. Mr. Clark owns a 1% general partnership interest, certain family trusts own a 98% limited partnership interest and Mr. Clark's spouse owns a 1% limited partnership interest in Holt Road, L.P. Mr. Clark is a trustee of each family trust. Also includes 150,000 shares held by Mr. Clark's spouse. Mr. Clark disclaims beneficial ownership of the shares held by Holt Road, L.P. and his spouse, as well as those deemed to be beneficially owned by the family trusts.

(b) Includes 300,000 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days.

(c) Includes 86,232 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days.

(d) Includes 263,614 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days.

(e) Includes 147,500 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days.

(f) Includes, for each of Messrs. Donahue and Shindler, 9,000 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days. Mr. Donahue owns 25,000 shares directly, and Mr. Shindler owns no shares directly. Messrs. Donahue and Shindler are executive officers of Nextel and disclaim beneficial ownership of the shares held by Nextel. The business address for Mr. Donahue and Nextel is 2001 Edmund Halley Drive, Reston, Virginia 20191, and the business address for Mr. Shindler is 10700 Parkridge Boulevard, Suite 600, Reston, Virginia 20191.

(g) Includes 32,033,102 shares beneficially owned by Welsh, Carson Anderson & Stowe VIII L.P. ("WCAS VIII"), 1,375,000 shares beneficially owned by WCAS Capital Partners III, L.P. ("WCAS III") and 150,000 shares beneficially owned by WCAS Information Partners L.P. Messrs. Sorrel, McInerney and Matthews are each either a managing member or general partner of the respective sole general partners of Welsh, Carson, Anderson & Stowe VIII, L.P. and other associated investment partnerships, and each may be deemed a beneficial owner of the shares beneficially owned by WCAS VIII and WCAS
     III. Mr. McInerney may also be deemed to beneficially own the shares beneficially owned by WCAS Information Partners, L.P. In addition, Messrs. Sorrel and McInerney have acquired directly 59,104 and 310,852 shares, respectively. Messrs. Sorrel, McInerney and Matthews each disclaim beneficial ownership of the shares held by WCAS VIII, WCAS III and WCAS Information Partners L.P. The business address for Messrs. Sorrel, McInerney, Matthews and Welsh, Carson is 320 Park Avenue, Suite 2500, New York, New York 10022.

(h) Includes 177,380 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days. Of the shares reported in the table, 1,674,250 are held by Calvin J. Payne Family Trust and 119,912 are held by Mr. Payne's spouse. Mr. Payne is the sole trustee of the family trust. Mr. Payne disclaims beneficial ownership of the shares held by Calvin J. Payne Family Trust and by his spouse.

(i) Of the shares reported in the table, 100,000 are held by The Price Family Limited Partnership. Mr. Price disclaims beneficial ownership of such shares.

(j) Mr. Reynolds is President of Network Operations for Cingular Wireless. Cingular Wireless and SBC Tower Holdings LLC are affiliates of SBC Communications, Inc. Mr. Reynolds disclaims beneficial ownership of the shares held by SBC Tower Holdings.

(k) Represents 4,923,524 shares held by Whitney Equity Partners, L.P.; 7,265,734 shares held by J.H. Whitney III, L.P.; 175,079 shares held by Whitney Strategic Partners III, L.P.; and 312,500 shares held by J.H. Whitney Mezzanine Fund, L.P. Each of these funds is affiliated with Whitney & Co., LLC. Mr. Stone disclaims beneficial ownership of shares held by these entities except to the extent of his pecuniary interest in such funds. The business address for Mr. Stone and the Whitney funds is 177 Broad Street, Stamford, Connecticut 06901.

(l) The business address for Canadian Imperial Bank of Commerce is 161 Bay Street, PP Box 500, M5J 2S8, Toronto, Canada. Pursuant to SpectraSite's second amended and restated certificate of incorporation, the shares of common stock beneficially owned by Canadian Imperial Bank of Commerce in excess of 5% of the total issued and outstanding common stock shall be non-voting until such shares are transferred to an entity not subject to the restrictions of the Bank Holding Company Act of 1956, as amended.

(m) The business address for FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109. The number of shares beneficially owned is based on the
    Schedule 13G/A filed by FMR Corp. on February 14, 2002.

(n) Includes 2,029,426 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days.

                              CERTAIN TRANSACTIONS

AGREEMENTS WITH SBC

     On August 25, 2000, the Company entered into an agreement to acquire leasehold and sub-leasehold interests in approximately 3,900 wireless communications towers from affiliates of SBC Communications (collectively, "SBC") in exchange for $982.7 million in cash and $325.0 million in common stock, subject to adjustment provisions discussed below. The Company will manage, maintain and lease available space on the SBC towers and will have the right to co-locate tenants on the towers. SBC is an anchor tenant on all of the towers and will pay a monthly fee per tower of $1,400, subject to an annual adjustment. In addition, the Company entered into a five-year exclusive build-to-suit agreement with Cingular, an affiliate of SBC, under which it will develop and construct substantially all of Cingular's new towers in specified markets during the term of the agreement.

     The SBC transaction closes in stages. The initial closing occurred on December 14, 2000 and involved 739 towers, for which the Company paid $175.0 million in cash and issued approximately 2.5 million shares of common stock valued at $57.9 million. In 2001, the Company subleased an additional 1,926 towers, for which the Company paid $493.9 million in cash and issued approximately 7.2 million shares of common stock.

     On November 14, 2001, the Company completed an amendment to modify the Agreement to Sublease and the Site Marketing Agreement. These modifications provide for the Company to lease or sublease the rights to a total of 3,600 towers, a reduction of 300 from the original agreement. From the initial closing in December 2000 through the most recent closing on February 25, 2002, the Company leased or subleased a total of 2,706 towers and under the terms of the amended agreement, the parties agreed to complete the lease or complete the sublease of the remaining 894 towers during the period beginning April 2003 and ending January 2004. In addition, pursuant to the amendment the Company will receive all new co-location revenue on all towers remaining to be subleased after February 25, 2002. As consideration for entering into the amendment, the Company paid SBC a fee of $35.0 million.

     The following is a summary of the material terms of the SBC Agreements.

     Agreement to Sublease. Under the agreement to sublease between SBC, SpectraSite and Southern Towers, Inc., as amended, the Company's subsidiary, Southern Towers, has the right to lease, sublease, contract, operate, market and manage 3,600 tower sites owned or leased by SBC, including the right to co-locate tenants on the towers, in exchange for an aggregate consideration of approximately $1.2 billion.

     The Company pays to SBC at the inception of each lease all applicable lease payments for the site leased or subleased by it under the sublease. In the event that leases or subleases covering the full 3,600 towers are transferred to the Company, the aggregate consideration payable to SBC will consist of approximately $907.7 million in cash and $300.0 million in the Company's common stock. Under the agreement, as amended, and assuming the sublease of all 3,600 towers, the stock portion of the consideration was initially approximately 13.2 million shares valued at $22.74 per share. The stock consideration is subject to an adjustment payment if the average closing price of the Company's stock during the 60-day period immediately preceding the last date on which towers will be subleased, which is expected to be January 1, 2004, is less than $22.74 down to a floor of $12.96. The adjustment payment will be accelerated if a change of control of the Company or certain specified liquidity events occur. In any case, the adjustment payment is always payable by the Company, at its option, in the form of cash or shares of its common stock. As of February 28, 2002, the Company has issued approximately 9.9 million shares of common stock to SBC pursuant to the SBC agreements. Assuming the sublease of all 3,600 towers, the Company will be required to issue in the aggregate approximately 13.2 million shares to SBC and, based on the closing market price of the Company's common stock on December 31, 2001, the Company would be required to issue approximately 10 million additional shares of common stock to SBC under the stock adjustment provisions described above.

     Site Marketing Agreement. Under the site marketing agreement, the Company is allowed to co-locate new tenants on substantially all of the 3,600 communications towers before the Company subleases them from SBC. Prior to February 26, 2002 the Company was entitled to receive 20% of the third-party rent received as a result of any co-location of a third party by the Company until the time that it subleased the site and 100% of such third party rent thereafter. Commencing February 26, 2002, the Company is entitled to receive 100% of all such third-party rent. In the event that the Company does not consummate the closing of the sublease for the site for any reason other than its default or its exclusion of such site, the Company is entitled to retain 20% of the third-party rent for the applicable term of the third-party co-location agreement and the Company will pay SBC the 80% balance of the third-party rent collected by the Company since February 26, 2002, together with 8.5% interest per annum.

     Lease and Sublease Agreement. Under the terms of the sublease, SBC leases or subleases to the Company the land, tower and improvements at each site, and the Company leases back to SBC the space reserved by it for use in its telecommunications business, subject to the rights of third parties under existing subleases and co-location agreements.

     The Company remits to SBC, at the commencement of the lease with respect to each site, all lease payments due for the subleased property as described in the agreement to sublease and may also pay additional amounts for alterations to the subleased property made by SBC at the Company's request.

     The Company is entitled to use the subleased property at each site for operating, managing, maintaining and marketing the tower and improvements at the site, including the leasing of space to co-location tenants. SBC currently pays the Company a monthly fee per tower for its reserved space of $1,470 per site, subject to an annual increase of the lesser of 5% and changes in the consumer price index plus 4%. After 10 years, the monthly fee for a site will be reset to 90% of the agreed upon market rate if it is then above that market rate. After the tenth anniversary of the applicable site commencement date, the monthly fee is subject to an annual increase based on changes in the consumer price index or, in the case of sites as to which the monthly fee has been reset to 90% of the market rate, based on the then current market rate of increase for comparable properties.

     The Company has agreed to pay directly to the applicable ground lessor the ground rent relating to each site that is leased by the Company from SBC. In addition, the Company has agreed to sublease, on commercially reasonable terms, available space on the towers to parties who have existing co-location agreements with SBC, and the Company will receive all rents and other economic benefits from those subleases.

     The average term of the sublease for all sites was approximately 27 years from inception of the transaction, assuming renewals or extensions of the underlying ground leases for the sites. SBC will be obligated to exercise all renewal options contained in the ground leases of the sites, subject to certain limited exceptions. The Company will be responsible for negotiating and obtaining ground lease extensions or renewals that are not provided for in the ground leases.

     Under the sublease, SBC leases back its reserved space at each site. The reserved space generally consists of the portion of the site, including space on the tower, in use by SBC on the date the site becomes subject to the sublease. Although SBC has the right, without increasing the related leaseback charge, to expand the reserved space on up to 300 towers by utilizing up to an additional 15% of the total tower loading on the applicable tower for new or additional communications equipment, in no event may the SBC equipment, both new and existing, occupy more than two platforms on any of those towers. SBC also has the right to expand the reserved space on towers in excess of 300 towers so long as SBC pays the Company an additional monthly charge of $100 per additional antenna, or the space equivalent of one additional antenna, not to exceed $1,600 per month in the aggregate per additional platform. If SBC locates any additional equipment, except for microwave dishes and related equipment, on a platform that is not already occupied by SBC's communications equipment, SBC's additional monthly charge for that additional platform will not be less than $1,200. The additional charge incurred as a result of SBC's expansion of its communication equipment on towers beyond 300 towers will increase 5% per year until

10 years after the applicable site became subject to the sublease, and will increase thereafter in the same manner as the basic monthly fees payable by SBC.

     Subject to the conditions described in the sublease, SBC also has the right to substitute other available space on the tower for the reserved space, and a right of first refusal as to available space that the Company intends to sublease to a third-party. For the first 300 times SBC exercises its right of first refusal, SBC is required to pay the Company rent for the applicable space equal to the lesser of the rent that would have been charged to the proposed third-party and a rent that is proportional to the monthly fee under the sublease. After the first 300 times that SBC exercises its right of first refusal, SBC is required to pay the Company rent for the applicable space equal to the rent that would have been charged to the third-party.

     On the tenth anniversary of the commencement date of the sublease with respect to a site, and thereafter on each fifth-year anniversary of the tenth anniversary date, SBC has the right, subject to certain notice requirements, to withdraw from the reserved space at such site. In that case, SBC's rights with respect to the withdrawn reserved space will terminate, SBC will no longer be responsible for the related monthly charges and the withdrawn reserved space will become part of the Company's subleased property.

     The Company will have the option to purchase the sites subject to the sublease upon the expiration of the sublease as to those sites. The purchase price for each site will be a fixed amount stated in the sublease for that site plus the fair market value of certain alterations made to the related tower by SBC. The aggregate purchase option price for the towers subleased to date was approximately $175 million as of August 25, 2000 (the date of the agreement to sublease) and will accrete at a rate of 10% per year to the applicable expiration of the sublease of a site. In the event that the Company purchases such sites, SBC shall have the right to continue to lease the reserved space for successive one year terms at a rent equal to the lesser of the agreed upon market rate and the then current monthly fee, which monthly fee shall be subject to an annual increase based on changes in the consumer price index.

     The sublease may be terminated by each party in the event of certain breaches by the other party, including failure to make required payments under the sublease in a timely manner, breaches of covenants in the sublease, breaches of representations and warranties, and insolvency. SBC may terminate the sublease as to a site following a breach and failure to cure relating to that site. SBC may terminate the entire sublease upon the occurrence of unwaived defaults by the Company in respect of more than 50 sites during any consecutive five-year period. Holders of collateral assignments, mortgages and similar security instruments encumbering the Company's interest under the sublease will have rights to cure the Company's defaults and may, under certain circumstances, replace the Company as a party under the sublease.

     The Company may terminate the sublease as to a site following breach and failure to cure by SBC relating to that site. The Company may terminate the entire sublease upon the insolvency of SBC. Upon a termination by the Company, SBC is obligated to refund to the Company the portion of its prepaid rent allocable to the applicable site for the period after the effective date of the termination.

     The sublease contains restrictions on the Company's ability to transfer its interest in the subleased sites. SBC has the right to transfer its interest in the sites on a site-by-site basis in connection with a sale or transfer of all or a portion of SBC's wireless business and is entitled, under certain circumstances, to be released from its obligations with respect to a transferred site.

     Subject to certain conditions and exceptions described in the sublease, the Company has agreed to indemnify SBC in the event that as a result of certain actions or failures by the Company, SBC is unable to claim or obtain certain federal income tax depreciation deductions and interest deductions arising from the characterization of the Company's lease payments to SBC as a loan, or is required to include any unanticipated item in income. Additionally, subject to certain exceptions, the Company has agreed to indemnify SBC from and against any taxes and related charges, other than income taxes, imposed with respect to the subleased property and certain actions relating thereto.

     The sublease by its terms is subordinate to existing and future mortgages on the subleased property. However, this subordination is conditioned on the delivery by the mortgagee of a non-disturbance, subordination and attornment agreement which provides that the mortgagee will recognize the Company's rights under the sublease, including the Company's purchase option, and that in the event of a foreclosure of a mortgage, mortgagee will not disturb the Company's possession of the subleased property so long as no event of default has occurred and is continuing under the sublease.

     Build-to-Suit Agreement. Under the build-to-suit agreement, the Company has the exclusive right, and is obligated, to develop and construct all new wireless communications towers which Cingular and certain of its affiliates elect to have constructed in specified markets in the United States, other than sites subject to certain existing build-to-suit agreements and certain sites currently under development. The term of the build-to-suit agreement is five years, subject to extension under certain circumstances more fully described below. Cingular also has the right to engage the Company to develop and construct up to a maximum of 100 additional towers for affiliates of Cingular that are not party to the build-to-suit agreement. The Company has the right, in lieu of constructing a new tower within any search area identified by Cingular, to propose that Cingular co-locate its communications equipment on an existing tower owned, operated or leased by the Company. Cingular may reject any proposed co-location if it reasonably believes the proposed tower or site does not meet certain minimum requirements or if there are alternative locations in the area available to Cingular on better economic terms. The Company has the non-exclusive right to offer co-location services to Cingular for fees to be agreed upon by the Company and Cingular.

     Upon completion of a tower or Cingular's acceptance of an existing tower, space on the tower is leased by the Company to Cingular under a master lease covering all of Cingular's space on towers which are subject to the build-to-suit agreement. Under the build-to-suit sublease, Cingular pays rent of $1,400 per month per site, subject to an annual adjustment based on changes in the consumer price index. The term of the build-to-suit sublease is 32 years. The space to be leased is sufficient to accommodate up to 12 antennas conforming to certain specifications described in the build-to-suit agreement, as well as a microwave dish at a location to be agreed upon by the parties. After the tenth anniversary of the commencement date of the build-to-suit sublease with respect to any site, Cingular has the right, subject to certain notice requirements, to withdraw from such site. Cingular has the right to terminate the build-to-suit sublease as to a site in the event of a default by the Company, in its capacity as lessor, that is not cured within a specified period and under certain other circumstances.

     Cingular has the right under the build-to-suit agreement, in lieu of having the Company construct one or more towers, to acquire, develop and construct its own sites and towers in accordance with the standards applicable to the performance of the Company's development obligations. Cingular is required to sell such sites and towers to the Company at a price calculated in accordance with a cost schedule referred to in the build-to-suit agreement.

     Cingular has the right to liquidated damages of $7,500 per month, not to exceed $15,000 in the aggregate, for any site that has not been substantially completed in accordance with the construction schedule provided for in the build-to-suit agreement.

     The Company may terminate the build-to-suit agreement in the event of a bankruptcy or other insolvency event relating to Cingular. Cingular may terminate the build-to-suit agreement with respect to a site in the event of certain defaults by the Company with respect to such site or the assessment of liquidated damages in excess of $15,000 for failure to substantially complete such site in accordance with the prescribed construction schedule. Cingular may terminate the entire build-to-suit agreement in the event of a bankruptcy or other insolvency event relating to the Company, the assessment of liquidated damages in excess of $0.2 million in any twelve-month period and the occurrence of unwaived defaults with respect to 10% or more of the proposed tower sites accepted by Cingular during any twelve-month period.

AGREEMENTS WITH NEXTEL

     On April 20, 1999, we acquired 2,000 communications towers from affiliates of Nextel Communications, Inc. (collectively, "Nextel") in a merger transaction. All the sites were then leased back to Nextel under a master site lease agreement. In addition, in connection with this transaction, Nextel agreed, pursuant to a master site commitment agreement, to offer SpectraSite certain exclusive opportunities relating to the construction or purchase of additional sites. Some of these sites have been or will be leased to Nextel Partners Operating Corp. instead of Nextel. Nextel Partners, Inc., the parent of Nextel Partners Operating Corp., is an entity in which Nextel has a minority equity interest. The following is a summary of the material terms of these agreements.

     Master Site Commitment Agreement. SpectraSite and Nextel entered into a master site commitment agreement under which Nextel will offer SpectraSite certain exclusive opportunities, under specified terms and conditions, relating to the construction or purchase of, or co-location on, 1,700 additional communications sites. Since that time, the number of communications sites subject to the Nextel agreement has been increased to 2,111. These sites are then leased under the terms of a master site lease agreement (discussed below). The master site commitment agreement terminates on the earlier of April 20, 2004 or the date on which the number of sites purchased or constructed or made available for co-location under the master site commitment agreement equals or exceeds 2,111. The master site commitment agreement also gives SpectraSite a right of first refusal to acquire any towers that Nextel or certain affiliates desire to sell.

     The agreement may be terminated by either SpectraSite or Nextel, by written notice, under certain conditions. SpectraSite may terminate the agreement if:

     - Nextel or one of its subsidiaries that transferred assets to SpectraSite becomes insolvent, or is unable to pay its debts as they become due; or

     - Nextel or a transferring subsidiary is liquidated, voluntarily or involuntarily, or a receiver or liquidator is appointed for that entity.

     Nextel may terminate the agreement if:

     - either SpectraSite Holdings or its subsidiary holding the Nextel towers becomes insolvent, or is unable to pay its debts as they become due;

     - either SpectraSite Holdings or such subsidiary is liquidated, voluntarily or involuntarily, or a receiver or liquidator is appointed for such entity; or

     - at or after the end of any calendar year, Nextel has exercised its rights to recover a penalty payment, as specified in the agreement, because, for more than 10% of the total number of towers required to be developed by SpectraSite during each year, SpectraSite has failed to complete development of new towers during the allotted time period.

     Either SpectraSite or Nextel may terminate the agreement if the other party is in breach of an obligation to pay money or in breach of a material nonmonetary obligation, if the breach is neither waived nor cured.

     In 2000, the Company acquired 479 wireless communications towers from Nextel for a total purchase price of $86.9 million in cash under this agreement. In 2001, the Company acquired 192 wireless communication towers from Nextel for a total purchase price of $33.7 million in cash under this agreement.

     Master Site Lease Agreement. SpectraSite and Nextel entered into a master site lease agreement in April 1999, and SpectraSite and Nextel Partners entered into a master site lease agreement in January

2000. Under these agreements, SpectraSite has agreed to lease to Nextel and Nextel Partners space on wireless communications towers or other transmission space:

     - at the sites transferred to SpectraSite as part of the Nextel tower acquisition;

     - at the sites subsequently constructed or acquired by SpectraSite under the master site commitment agreement; or

     - at other sites and related wireless communications towers or transmission space owned, leased or licensed by SpectraSite.

     The Nextel master site lease agreement and the Nextel Partners master site lease agreement will be supplemented from time to time to provide for the lease of space on certain additional communications towers or other transmission space at sites owned, constructed or acquired by SpectraSite. Nextel and Nextel Partners have a right of first refusal with respect to the sale of any sites acquired by SpectraSite as part of the Nextel tower acquisition or constructed or acquired by SpectraSite under the master site commitment agreement.

     The Nextel master site lease agreement and the Nextel Partners master site lease agreement provide that within 15 days of the commencement of the lease of a given site, and on the first day of each month thereafter for the term of the lease, a rental payment of $1,600 per month will be due on each tower which SpectraSite leases to any of the tenants who are parties to the agreement. Monthly payments will be adjusted for partial months when appropriate. On each annual anniversary of a given lease's commencement, the rent owed under the lease will increase by 3%.

     Other rental provisions include:

          - an option for tenants to lease additional space, if available, on sites where the tenant already leases space; and

          - a right allowing tenants to install, at their sole option and expense and only when additional capacity exists at the rental site, microwave antennae of various sizes and other equipment at additional rental rates delineated in the agreement.

     These provisions are subject to the same annual 3% rate increase as the base rent.

     The agreement further provides that each tenant is responsible for any portion of personal property taxes assessed on any site and directly attributable to the tenant's property, franchise and similar taxes imposed on the tenant's business and sales tax imposed upon payment or receipt of rents payable under the agreement. The Company is responsible for all other taxes. Additionally, the agreement provides that the Company will be responsible for certain types of insurance and each tenant is responsible for other types of insurance.

     The term of each lease contracted under the agreement is at least five years, with a right to extend for five successive five-year periods. In some cases, the initial lease term will be six, seven or eight years. The lease is automatically renewed unless the tenant submits notification of its intent to terminate the lease, when its current term expires, prior to such expiration. The tenant has the right to trade the term of any given site for the term of any other site, upon written notice to the Company. However, such a trade is limited to one time per site per term.

     A tenant may terminate a lease for any site, at its sole discretion, without further liability to the Company, with 30 days prior written notice, if:

     - the tenant uses reasonable efforts and fails to obtain or maintain any license, permit or other approval necessary for operation of its communications equipment; or

     - the tenant is unable to use the tower due to FCC action which is not a result of any action by the tenant.

     If the other party breaches a nonmonetary obligation, either party may terminate a lease for any site with 60 days prior written notice, subject to certain cure provisions. Either party may terminate a lease for any site with 10 days prior written notice, if the other party breaches a monetary obligation and that breach is not cured within the 10-day period. In addition, if Nextel or Nextel Partners defaults on rental payments with respect to more than 10% of the sites covered by its respective master site lease agreement and Nextel or Nextel Partners, as the case may be, remains in default for 30 days following notice from SpectraSite, SpectraSite may cancel the master site lease agreement of the defaulting party as to all sites covered by that agreement.

     Security and Subordination Agreement. SpectraSite and Nextel entered into a security and subordination agreement under which SpectraSite granted to Nextel a continuing security interest in the assets acquired in the Nextel tower acquisition or acquired or constructed under the master site commitment agreement. This interest secures SpectraSite's obligations under the Nextel master site lease agreement and the Nextel Partners master site lease agreement. The terms of an intercreditor agreement render Nextel's lien and the other rights and remedies of Nextel under the security and subordination agreement subordinate and subject to the rights and remedies of the lenders under SpectraSite's credit facility.

TRANSACTIONS WITH CIBC

     Canadian Imperial Bank of Commerce and some of its affiliates have, together with other unrelated financial institutions, acted as agent and lender under a credit facility under which SpectraSite Communications, Inc., our wholly-owned subsidiary, is the borrower.

     The credit facility provides, among other things, for an aggregate borrowing capacity of up to $1.3 billion, subject to the covenants and conditions contained in the credit facility. The credit facility consists of a $350.0 million revolving credit facility which may be drawn, at any time, subject to the satisfaction of financial covenants. The amount available will be reduced (and, if necessary, the amounts outstanding must be repaid) in quarterly installments beginning on September 30, 2003 and ending on June 30, 2007. The facility also includes a $500.0 million multiple draw term loan that may be drawn, subject to the satisfaction of financial covenants, at any time through August 22, 2002, of which the amount drawn must be repaid in quarterly installments beginning on September 30, 2003 and ending on June 30, 2007. The final portion of the credit facility is a $450.0 million term loan that was drawn in full in February 2001 which will, from September 30, 2003 through June 30, 2007, amortize at a rate of .25% per quarter and be payable in quarterly installments and, from July 1, 2007 through December 31, 2007, amortize at a rate of 48% per quarter and be payable on September 30, 2007 and December 31, 2007. SpectraSite has $695.0 million outstanding under the credit facility at December 31, 2001.

     The revolving credit loans and the multiple draw term loans bear interest at either Canadian Imperial Bank of Commerce's base rate plus an initial applicable margin of 2.00% per annum, which margin may, over time, decrease based on a leverage ratio, or the Eurodollar rate plus an initial applicable margin of 3.25% per annum, which margin may, over time, decrease based on a leverage ratio.

     The term loan bears interest at either Canadian Imperial Bank of Commerce's base rate plus 2.75% per annum or the Eurodollar rate plus 4.00% per annum. The commitment fee under the credit agreement is between 1.375% and 0.500% per annum in respect of the undrawn portions of the multiple draw term loan and the revolving credit facility, depending on the respective undrawn amounts.

TRANSACTIONS WITH EXECUTIVE OFFICERS

     In August 1999, we loaned David P. Tomick $325,000 in connection with the exercise of stock options. Mr. Tomick has pledged 50,000 shares of stock acquired through the exercise of these options as security for this loan. The loan bears interest at the applicable federal rate under the Internal Revenue Code, 5.36% per annum, and matures in August 2002.

     In September 1999, we loaned Timothy G. Biltz $500,000 to purchase a home as a relocation incentive. This loan is secured by any shares of common stock issued to Mr. Biltz upon his exercise of options, bears interest at 5.82% per annum and matures in September 2004.

     In January 2000, we loaned Stephen H. Clark $1,100,000 in connection with the exercise of stock options to acquire 512,500 shares of common stock. The loan bears interest at 5.80% per annum and matures on December 31, 2002.

STOCKHOLDERS' AGREEMENTS

     In connection with the acquisition of tower assets from Nextel in April 1999, SpectraSite and its stockholders entered into the third amended and restated stockholders' agreement, which superseded and replaced the existing stockholders' agreement among SpectraSite and its stockholders. Since that time, other investors and significant stockholders, including SBC and the Trimaran Group, have also become parties to the agreement.

     The stockholders' agreement contains a voting agreement provision under which SpectraSite and the stockholders party to the agreement agreed to take all appropriate action to:

     - elect the greater of three and the number of directors Welsh, Carson could appoint based on its proportionate ownership of SpectraSite stock to SpectraSite's board;

     - elect two Nextel designees to SpectraSite's board;

     - elect two designees of funds affiliated with Whitney & Co. to SpectraSite's board;

     - elect one designee of SBC to SpectraSite's board;

     - elect the Chief Executive Officer to SpectraSite's board;

     - remove and replace any director if requested to do so by the stockholders who designated the director;

     - use their best efforts to cause Welsh, Carson designees to make up two of the three members of a compensation committee created to, among other things, set SpectraSite's employee compensation policy;

     - use their best efforts to cause the Audit Committee and any other committee formed by the Board to include one Welsh, Carson designee and one Whitney designee; and

     - use their best efforts to elect a Welsh, Carson affiliate as Chairman of SpectraSite's board.

     The Stockholders' Agreement further provides that SBC has the right to designate one representative and the Trimaran Group, Canadian Imperial Bank of Commerce and their respective affiliates together have the right to designate one representative, in each case to attend the meetings of SpectraSite Holdings' Board of Directors as an observer.

     The voting agreement and the rights to designate observers terminate on February 4, 2005. The rights of any stockholder to designate directors and observers will terminate as to any such stockholder on the earlier to occur of that stockholder's disposition of 50% or more of its SpectraSite common stock and the date on which the stockholder owns less than 8% of SpectraSite's outstanding common stock (5% in the case of the Trimaran Group's right to designate an observer).

     In addition, in connection with the merger between Westower Corporation and the Company, the Company agreed to nominate Calvin J. Payne or another person designated by former Westower shareholders as a director. These rights terminate on the earlier of February 4, 2005 and the time when Mr. Payne and another former Westower employee cease to be employed in their current positions by SpectraSite and certain former Westower stockholders no longer beneficially own 8% or more of SpectraSite's outstanding common stock.

REGISTRATION RIGHTS AGREEMENTS

     In connection with the closing of the Nextel tower acquisition, SpectraSite, Nextel, Welsh Carson, Whitney, Canadian Imperial Bank of Commerce and certain members of SpectraSite's management entered into a second amended and restated registration rights agreement. In connection with SpectraSite's acquisition of Apex Site Management, Inc., the former stockholders of Apex joined the registration rights agreement. In connection with the SBC tower transaction, SBC also joined the registration rights agreement.

     Under the registration rights agreement, the holders of SpectraSite common stock party to the agreement may require SpectraSite to register all or some of their shares under the Securities Act. The following conditions must be met to trigger this registration obligation:

     - SpectraSite must receive a request for registration from holders of at least 25% of its outstanding stock covered by the registration rights agreement, exclusive of stock held by management; and

     - SpectraSite must expect the aggregate offering price of the registered securities will exceed $50.0 million.

     SpectraSite is only obligated to effect three such registrations. Both SpectraSite and its management have the right to include their shares in any registration statement required by the registration rights agreement.

     The registration rights agreement also provides that certain of the stockholders party to the agreement have the right to require SpectraSite to file a registration statement on a Form S-3 covering sales of their SpectraSite common stock. These stockholders may request this registration if:

     - SpectraSite is eligible to file a registration statement on Form S-3; and

     - SpectraSite expects the aggregate offering price of the registered securities will exceed $10.0 million.

     In addition to SpectraSite's registration obligations discussed above, if SpectraSite registers any of its common stock under the Securities Act for sale to the public for SpectraSite's account or for the account of others or both, the registration rights agreement requires that it use its best efforts to include in the registration statement stock held by the stockholders party to the registration rights agreement who wish to participate in the offering. Registrations by SpectraSite on Form S-4, Form S-8 or any other form not available for registering stock for sale to the public will not trigger this registration obligation.

     The parties to the registration rights agreement also agreed that if they publicly sell their securities they will attempt to conduct the sale in a manner that will not adversely disrupt the market for SpectraSite common stock. The stockholders agreed, to the extent practicable, to coordinate those sales and make them through a single broker or market maker over a sufficient period of time to permit an orderly disposition of their securities. This coordinated distribution restriction terminates:

     - with respect to any shares that have been effectively registered and disposed of in accordance with the registration statement covering those shares;

     - as to any stockholder who owns less than 5% of SpectraSite's outstanding common stock; or

     - at such time as the number of shares of common stock in the hands of the public exceeds the number of shares of SpectraSite's common stock held by parties to the agreement.

     In connection with the Trimaran Group's investment in SpectraSite, the Trimaran Group received registration rights in a separate agreement. The following is a summary of the material terms of that registration rights agreement.

     Under the Trimaran Group's registration rights agreement, SpectraSite filed a registration statement with the SEC covering, in part, the resale of the Trimaran Group's shares, including the shares issuable upon the exercise of warrants the Trimaran Group received as part of its investment in SpectraSite.

SpectraSite must keep this registration statement continuously effective until the earlier of January 2003 or such time as the shares may be sold without volume restrictions under Rule 144.

     In addition, the Trimaran registration rights agreement entitles the Trimaran Group to one demand registration. The Trimaran Group may request the demand registration at any time following the date on which the registration statement described in the immediately preceding paragraph is no longer available. The following conditions must be met to trigger this registration obligation:

     - SpectraSite must receive a request for registration from holders of at least 25% of the outstanding stock covered by the Trimaran Group registration rights agreement; and

     - the aggregate offering price of the registered securities must exceed $7.5 million.

     SpectraSite and holders of shares of common stock who have registration rights, other than those shares held by the Trimaran Group and covered by the Trimaran Group registration rights agreement, have the right to include their shares in any registration statement for which the method of distribution is an underwritten public offering.

     In addition to SpectraSite's registration obligations discussed above, if SpectraSite registers any of its common stock under the Securities Act for sale to the public for SpectraSite's account or for the account of others or both, the Trimaran Group registration rights agreement requires that SpectraSite use its best efforts to include in that registration statement stock held by members of the Trimaran Group who have registration rights and who wish to participate in the offering. Registrations by SpectraSite on Form S-4, Form S-8 or any other form not available for registering stock for sale to the public will not trigger this registration obligation.

                             ELECTION OF DIRECTORS

                                (PROPOSAL NO. 1)

     At the Annual Meeting, nine directors are to be elected to hold office until the next Annual Meeting of Stockholders or until their respective successors have been elected and qualified. All of the nominees are currently directors. Michael R. Stone is not standing for re-election as a director. The Board of Directors has determined to reduce the number of directors from ten to nine.

     The nine directors nominated for election at the Annual Meeting of Stockholders are: Lawrence B. Sorrel; Stephen H. Clark; Timothy M. Donahue; James R. Matthews; Thomas E. McInerney; Calvin J. Payne; Michael J. Price; Edgar
L. Reynolds and Steven M. Shindler. The persons named as proxies intend (unless authority is withheld) to vote for the election of all of the nominees as directors.

     The Board of Directors knows of no reason why any nominee for director would be unable to serve as director. If at the time of the Annual Meeting any of the nominees is unable or unwilling to serve as a director of SpectraSite, the persons named in the proxy intend to vote for such substitutes as may be nominated by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL OF THE NOMINEES.

                 APPROVAL OF EVERGREEN AMENDMENT TO PROVIDE FOR
              INCREASES IN THE NUMBER OF SHARES RESERVED UNDER THE
                   AMENDED AND RESTATED STOCK INCENTIVE PLAN

                                (PROPOSAL NO. 2)

     On February 12, 2002, the Board of Directors adopted resolutions, subject to stockholder approval, to amend SpectraSite's Stock Incentive Plan (the "Plan") to provide for automatic increases in the number of shares authorized for issuance thereunder (the "Evergreen Amendment"). The Board of Directors believes that equity interests have been and will continue to be a significant factor in the ability of the

Company to attract, retain and motivate the officers and other key employees, that are critical to the Company's long-term success.

     The purpose of the Evergreen Amendment is to maintain the total number of shares authorized for issuance for all past and future option grants under the Plan (the "Authorized Shares"), such that the total number of Authorized Shares, including all such past and future issuances, is not greater than 15% of the Company's "Total Shares," which is based on SpectraSite's issued and outstanding common stock, as calculated on a modified fully-diluted basis. "Total Shares" is defined as the total number of shares outstanding, plus the number of shares reserved for future issuance with respect to convertible securities and warrants (other than options under the Plan) minus the number of shares of common stock issued and outstanding as a result of the exercise of options or the grant of other awards under the Plan or as a result of the exercise of options or the grant of other awards made outside of the Plan.

     Currently, the number of Authorized Shares is twenty million (20,000,000). As of December 31, 2001, this number consisted of approximately 16,136,136 shares authorized for issuance pursuant to options that have already been granted under the Plan, with the remaining approximately 3,863,864 shares available for future option grants. This total number of 20,000,000 Authorized Shares equals about 13.0% of the Total Shares as of March 29, 2002.

     The Board of Directors believes that the optimum number of Authorized Shares needed to meet the needs of the Company is an amount equal to 15% of Total Shares. In order to maintain the number of Authorized Shares at this level without incurring the expense of periodically soliciting stockholder approval of increases in the number of Authorized Shares, the Board recommends that the stockholders approve the Evergreen Amendment. Increases in the number of Authorized Shares do not necessarily require the Company to use all Authorized Shares to grant options or make other awards. The Compensation Committee will retain the discretion, subject to the terms of the Plan, to determine the amounts and types of awards to be made.

     Specifically, the Evergreen Amendment provides that each March 31, June 30, September 30 and December 31, commencing June 30, 2002, (each, an "Adjustment Date") the number of Authorized Shares will increase by the number of shares of Common Stock necessary, if any, so that total Authorized Shares, including all past and future issuances, equals 15% of Total Shares, as determined on such Adjustment Date. However, the Board may approve a lesser increase for any such Adjustment Date.

     Under the terms of the Evergreen Amendment, Total Shares does not include any of the following:

     - shares of common stock that are outstanding as a result of the exercise of stock options granted under the Plan or any other employee, director or consultant options that the Company may grant, other than options assumed or issued by the Company in connection with mergers or acquisitions; and

     - shares of common stock reserved for issuance with respect to options under the Plan, any other employee, director or consultant options that the Company may grant, or options under any employee stock purchase plan, other than options assumed or issued by the Company in connection with mergers or acquisitions.

These exclusions from the definition of Total Shares have the effect of limiting the size of the increases under the Evergreen Amendment compared to the increases that would result from using a more conventional definition of fully-diluted shares. For example, Total Shares will increase as the Company issues shares of its Common Stock to finance its expansion or to acquire new businesses, but will not increase merely because options are granted under the Plan.

     Pursuant to the terms of the Evergreen Amendment, the adjustment to occur on June 30, 2002 would be approximately 4,175,045 shares, as calculated based on Total Shares on December 31, 2001. The actual increase on June 30, 2002 will depend on the actual Total Shares on June 30, 2002.

     As part of the Evergreen Amendment, the Board has also amended the Plan to provide that the maximum number of shares that may be issued pursuant to options under the Plan that are intended to qualify as incentive stock options will be 20 million shares.

     As of December 31, 2001, options for 12,911,720 shares of Common Stock were outstanding under the Stock Option Plan at exercise prices ranging from $1.11 to $22.22 per share. As of that date, approximately 4,075,379 shares of Common Stock were available for future grants. On April 15, 2002, the closing price per share of the Company's Common Stock on the Nasdaq National Market was $0.51 per share.

     The following is a discussion of other features of the Plan.

     Purpose of Plan. The nature and purpose of the Plan is to use performance-based grants of long-term, equity-based incentives in the form of stock options and other equity based awards in order to link total compensation for management and key employees to SpectraSite's performance and stock price appreciation and to allow SpectraSite to remain competitive and to retain top performing employees over time. The Plan also permits awards to directors.

     Plan Administration. The Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has sole discretion, subject to the terms of the Plan, to determine the amounts and types of awards to be made, set the terms, conditions and limitations applicable to each award, and prescribe the form of the instruments embodying any award. The Board of Directors or the Compensation Committee may delegate to another committee of the Board of Directors the authority to grant awards to certain persons and the Compensation Committee may generally delegate the authority to act on its behalf to certain officers of SpectraSite.

     Eligibility. Awards may be granted under the Plan to any director, officer or other employee of SpectraSite and its subsidiaries, and any individual providing services as a consultant, advisor or otherwise as an independent contractor to SpectraSite and its subsidiaries.

     Vesting and Exercise of Options. Options become exercisable as set forth in their award agreement. Option awards historically have provided for vesting in equal increments over a period of four to five years.

     Vesting and Change of Control. Unless otherwise provided in any individual agreement, outstanding stock options will become fully vested if:

     - an employee is still employed on the six month anniversary of a change of control;

     - an employee is terminated by SpectraSite for reasons other than for cause within the six-month period following a change of control; or

     - an employee terminates his or her employment with SpectraSite for good reason within the six-month period following a change of control.

     Payment for Options. The exercise price of any stock option awarded under the Plan will be determined by the Compensation Committee. Participants may exercise an option by making payment in any manner specified by the Compensation Committee.

     Restricted Stock. The Compensation Committee may authorize awards of restricted stock, including performance-based restricted stock. Awards of restricted stock may be made for no consideration, or for an amount as is determined by the Compensation Committee. Restricted stock is common stock that generally is non-transferable and is subject to other restrictions determined by the Compensation Committee for a specified period. Unless the Compensation Committee determines otherwise, or specifies otherwise in an award agreement, if the participant terminates employment during the restricted period, then any unvested restricted stock will be forfeited.

     Other Awards Under the Plan. The Compensation Committee may grant other types of equity-based awards such as stock appreciation rights, deferred stock, dividend equivalents and performance-based awards. Such awards and awards of restricted stock may be subject to attainment of preestablished performance goals based on revenue, net income, operating income, cash plan, return on assets, return on equity, return on capital or total shareholder return. To date, 150,000 shares of restricted stock have been awarded. See "Executive Compensation -- Summary Compensation Table."

     Estimate of Benefits. The number and terms of stock options and other awards that will be granted to officers and other employees under the Plan in the future is subject to the discretion of the Compensation Committee and is not currently determinable.

     Federal Income Tax Consequences of Options. The grant of a stock option under the Plan will not have any immediate effect on the federal income tax liability of SpectraSite or the participant. If the Compensation Committee grants a non-qualified stock option, then the participant will recognize ordinary income at the time he or she exercises the option in an amount equal to the difference between the fair market value of the common stock at the time of its exercise and the exercise price, and SpectraSite will receive a deduction for the same amount.

     If the Compensation Committee grants an incentive stock option, the participant generally will not recognize any taxable income at the time he or she exercises the incentive stock option, but will recognize income at the time he or she sells the common stock acquired by exercise of the incentive stock option. Upon sale of the common stock acquired upon exercise of the incentive stock option, the employee will recognize income equal to the difference between the exercise price and the amount received upon sale, and such income generally will be eligible for capital gain treatment. SpectraSite generally is not entitled to an income tax deduction in connection with an incentive stock option. However, if the employee sells the common stock either within two years of the date of the grant, or within one year of the date of the exercise of the incentive stock option, then the option is treated for federal income tax purposes as if it were a non-qualified stock option; the income recognized by the employee will not be eligible for capital gain treatment and SpectraSite will be entitled to a federal income tax deduction equal to the amount of income recognized by the employee.

     Market Price of SpectraSite's Common Stock. The closing price of SpectraSite's common stock as reported on the Nasdaq National Market for April 15, 2002 was $0.51 per share.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

       INCREASE IN RESERVED SHARES UNDER THE EMPLOYEE STOCK PURCHASE PLAN

                                (PROPOSAL NO. 3)

     SpectraSite's Board of Directors has determined that additional shares of the Common Stock should be made available for purchase by eligible employees of SpectraSite and certain of its subsidiaries under our Employee Stock Purchase Plan. Accordingly, the Board has recommended and approved the adoption of an amendment to our Employee Stock Purchase Plan, to increase the maximum number of shares of Common Stock available for purchase thereunder from 1 million shares to 3 million shares.

SUMMARY OF THE EMPLOYEE STOCK PURCHASE PLAN

     The following is a brief summary of SpectraSite's employee stock purchase plan. All capitalized terms used herein have the meanings ascribed to them in this Plan.

     Purpose. The purpose of the employee stock purchase plan is to provide employees of SpectraSite and certain of its subsidiaries with the opportunity to purchase shares of SpectraSite's common stock through payroll deductions.

     Eligible Employees. Under the employee stock purchase plan, eligible participants are employees of SpectraSite and certain of its subsidiaries on the date their participation in the plan is to become effective. Notwithstanding the foregoing, (i) an employee whose customary employment is less than twenty (20) hours per week or not more than five (5) months in any year, or (ii) an employee who, if his or her stock purchase right were exercised immediately after its grant would own 5% or more of the total combined voting power or value of all classes of stock of SpectraSite, will not be eligible to participate in the Plan.

     Purchase Price. The employee stock purchase plan provides for the grant to participants of a right to purchase shares of SpectraSite's common stock at an exercise price per share equal to the lesser of eighty-five percent (85%) of the fair market value on the date of grant, or eighty-five percent (85%) of the fair market value on the date of exercise.

     Administration. The employee stock purchase plan is administered by the stock plan committee appointed by SpectraSite's Board of Directors which has the discretionary authority to make rules and regulations for the administration of and the interpretation of the employee stock purchase plan. No member of the stock plan committee may participate in any decision respecting his or her interest as a participant, except as generally applicable to similarly situated plan participants.

     Shares Subject to the Employee Stock Purchase. The maximum number of shares available for purchase under the employee stock purchase plan will be 3 million (subject to anti-dilution adjustments) if Proposal Number 3 is approved. In the event a stock purchase right granted under the employee stock purchase plan expires or terminates prior to exercise, the shares subject thereto will thereafter be available for further stock purchase right grants.

     Deferral of Compensation. Each eligible employee electing to participate in the employee stock purchase plan must complete and deliver to SpectraSite participation forms which indicate the amount to be deducted from the employee's paychecks. Deductions are accumulated for six-month offering periods beginning on the date on which the stock plan committee grants a stock purchase right to the participant.

     Withdrawal. A participant may cancel his or her payroll deduction authorization under the employee stock purchase plan by written notice to SpectraSite at any time at least five days prior to the end of an offering period, in which event SpectraSite will promptly refund the entire balance of his or her balance accumulated under the employee stock purchase plan. After such a cancellation, a participant's participation for the offering period is automatically terminated and he or she may not resume participation again until properly submitting participation forms.

     Limitation on Grant of Options. No person shall be granted a stock purchase right which permits him or her to purchase shares under the employee stock purchase plan and any other similar stock purchase plan of SpectraSite with a fair market value (determined at date of grant and pursuant to the employee stock purchase plan) which exceeds $25,000 in any calendar year (or such other limit as may be imposed by the Code).

     Federal Income Tax Consequences. The following addresses certain federal income tax consequences of participation in the employee stock purchase plan. Although SpectraSite believes the following statements are correct based on existing provisions of the Code and the legislative history and administrative and judicial interpretations thereof, no assurance can be given that legislative, administrative or judicial changes or interpretations will not occur which would modify such statements.

     The employee stock purchase plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Code Section 401(a).

     Under Section 423(a) of the Code, the transfer of a share to a participant pursuant to the employee stock purchase plan is entitled to the benefits of
Section 421(a) of the Code. Under that section, a participant will not be required to recognize income at the time the stock purchase right is granted or at the time of exercise. As the purchase price under the employee stock purchase plan is less than the fair market value of the shares on the date of grant,
Section 423(c) of the Code requires that, provided the holding periods described below are met, when the shares received pursuant to the employee stock purchase plan are sold or otherwise disposed of in a taxable transaction (or in the event of the death of the participant while owning such shares whether or not the holding period requirements are met), the participant will recognize compensation income (taxed as ordinary income), for the taxable year in which disposition or death occurs, in an amount equal to the lesser of (i) the excess of the fair market value of the shares at the time of such disposition or death over the amount paid for the shares, and (ii) 15% of the fair market value of the shares on the relevant grant date. Such recognition of compensation income upon disposition shall have the effect of increasing the basis of the shares in the participant's hands by an amount equal to the amount of compensation income recognized. SpectraSite will not be entitled to any business expense deduction with respect to the employee stock purchase plan, except in connection with a disqualifying disposition as discussed below. Any additional gain or loss resulting from the disposition (provided it is not a disqualifying disposition), measured by the difference between the amount paid for the shares and the amount realized (less the amount recognized as compensation income as described above), will be recognized to the participant as long-term capital gain or loss.

     In order for a participant to receive the favorable tax treatment provided in Section 421(a) of the Code, Section 423(a) requires that the participant make no disposition of the shares within two years from the date the stock purchase right was granted nor within one year from the date shares were acquired pursuant to such stock purchase right. In addition, the participant must, with certain exceptions for death or disability, be an employee of SpectraSite (or certain of its subsidiaries) at all times within the period beginning on the date of the grant of the stock purchase right and ending on a date within three months before shares are acquired pursuant to such stock purchase right.

     If a participant disposes of stock acquired pursuant to a stock purchase right before the expiration of the holding period requirements set forth above (a "disqualifying disposition"), the participant will realize, at the time of the disposition, ordinary income to the extent the fair market value of the shares on the date the shares were purchased exceeds the purchase price. The difference between the fair market value of the shares on the date the shares were purchased and the amount realized on disposition is treated as long-term or short-term capital gain or loss, depending on the participant's holding period in the shares. The amount treated as ordinary income may be subject to withholding requirements. The participant will be required to make appropriate arrangements for satisfying all withholding taxes that the Company is required to pay on behalf of the participant. At the time of the disqualifying disposition, the Company will be allowed a corresponding business expense deduction under Section 162 of the Code to the extent of the amount of the participant's ordinary income. The Company may adopt procedures to assist it in identifying such deductions, and may require a participant to notify the Company of his or her intention to dispose of any such shares.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                       SELECTION OF INDEPENDENT AUDITORS

                                (PROPOSAL NO. 4)

     The Board of Directors has selected the firm of Ernst & Young LLP, independent certified public accountants, as our independent auditors for the year ending December 31, 2002. Ernst & Young LLP has audited the financial statements of SpectraSite since inception, April 25, 1997.

     A representative of Ernst & Young LLP will be present at the Annual Meeting, will be offered the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions. In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent auditors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

OTHER MATTERS

     Management does not know of any other matters to be considered at the Annual Meeting. If any other matters do properly come before the meeting, persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment, and the discretionary authority to do so is included in the accompanying form of proxy.

ANNUAL REPORT ON FORM 10-K

     SpectraSite will provide upon request and without charge to each stockholder receiving this Proxy Statement a copy of SpectraSite's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, including the financial statements included therein, as filed with the SEC on March 22, 2002.

SUBMISSION OF STOCKHOLDER PROPOSALS

     We anticipate that the next Annual Meeting of Stockholders will be held in May 2003. Any stockholders who intend to present proposals at the next Annual Meeting, and who wish to have such proposal included in SpectraSite's Proxy Statement for the next Annual Meeting, must ensure that SpectraSite's Secretary receives such proposals no later than December 20, 2002. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy material for the next Annual Meeting. Any proposals that a Stockholder intends to present at the next annual meeting, other than through inclusion in the proxy materials, must be received no later than March 5, 2003.

By Order of the Board of Directors

/s/ JOHN H. LYNCH

John H. Lynch
Secretary
Cary, North Carolina
April 17, 2002

                                                                      Appendix A

                                    AMENDMENT

                           SPECTRASITE HOLDINGS, INC.
                              STOCK INCENTIVE PLAN

         Pursuant to Section 12.1 of the Spectrasite Holdings, Inc. Stock Incentive Plan, effective April 9, 2001 (the "Plan"), Spectrasite Holdings, Inc. (the "Company") hereby amends the Plan, effective upon approval of such amendment by the stockholders of the Company, as follows:

                                       I.

         Article 1 of the Plan shall be amended to add the following paragraphs, which shall read as follows:

                  (gg) "Authorization Increase" means, for each Calculation Date, the Target Authorization in excess of the Existing Authorization; provided, however, that if on any Calculation Date, the Authorization Increase would be a negative number, then the Authorization Increase for such Calculation Date shall be deemed to be zero.

                  (hh) "Calculation Date" means June 30, 2002, and the last day of each calendar quarter thereafter.

                  (ii) "Target Authorization" means, for each Calculation Date, the product of the Total Shares multiplied by .15.

                  (jj) "Existing Authorization" means, for each Calculation Date, Twenty Million (20,000,000) Shares, plus the aggregate number of Shares of any Authorization Increase prior to such Calculation Date.

                  (kk) "Total Shares" means, for each Calculation Date, the sum of (i) the total number of Shares outstanding, plus (ii) the total number of Shares reserved for issuance with respect to outstanding convertible securities and warrants, minus (iii) the total number of Shares outstanding as a result of exercises of Options granted under the Plan, and any other options granted to any employee, director or consultant to the Company or its affiliates (other than options assumed or issued by the Company in connection with any merger or acquisition involving the Company or its affiliates).

                                       II.

          Section 4.1 of the Plan shall be revised to read as follows:

4.1 Shares Subject to the Plan. Awards shall be made with respect to Shares of the Company and shall be subject to adjustments as provided in Section 9.5 below. The maximum number Shares which may be issued under the Plan shall be Twenty

Million (20,000,000) Shares; provided, however, and subject to the limitation below regarding Shares available with respect to grants of Incentive Stock Options, the number of Shares authorized for increase under the Plan shall increase on each Calculation Date, commencing on June 30, 2002, by an amount equal to the lesser (i) the Authorization Increase for such Calculation Date, or
(ii) such lesser number than the Authorization Increase as may be determined by the Board in its sole discretion. Notwithstanding the foregoing, the maximum cumulative number of Shares available under the Plan for grants of Incentive Stock Options shall be Twenty Million (20,000,000) Shares.

                                      III.

         Except as otherwise provided herein, the Plan shall remain in full force and effect.

                           SPECTRASITE HOLDINGS, INC.
                              STOCK INCENTIVE PLAN

                                     PURPOSE

         The SpectraSite Holdings, Inc. Stock Incentive Plan as amended and restated effective April 9, 2001 is established to create an additional incentive for key employees, directors, and consultants or advisors of SpectraSite Holdings, Inc., its affiliates and any successor corporations thereto, to promote the financial success and progress of SpectraSite Holdings, Inc.

                                    ARTICLE 1
                                   DEFINITIONS

The following definitions shall be applicable throughout the Plan:

         (a) "Award" means, individually or collectively, any Option or any other grant of an equity interest in the Company as indicated in Section 4.2 of the Plan.

         (b) "Award Agreement" means a written agreement between the Company and an Optionee or Participant with respect to an Award granted under the Plan.

         (c)      "Board" means the Board of Directors of the Company.

         (d) "Cause" means, except as otherwise provided in any Award Agreement or employment agreement of a Participant or an Optionee:

                  (i) the conviction of a felony involving an act of fraud, embezzlement or theft in connection with one's duties or otherwise in the course of one's employment with the Participating Company Group;

                  (ii) the intentional and wrongful damaging of property, contractual interests or business relationships of the Participating Company Group;

                  (iii) the intentional and wrongful disclosure of secret processes or confidential information of the Participating Company Group in violation of an agreement with or a policy of the Participating Company Group; or

                  (iv) intentional conduct contrary to the Participating Company Group's announced policies or practices (including those contained in the Company's Employee Handbook) where either: (A) the nature and/or severity of the conduct or its consequences typically would have resulted in immediate termination based on the Company's established employee termination or disciplinary practices in place; or (B) the employee has been provided with written notice detailing the relevant policy or practice and the nature of the objectionable conduct or other violation, and within 20 business days of the receipt of such notice the employee has not remedied the violation or ceased to engage in the objectionable conduct.

         (e) "Change of Control" shall mean, with respect to all Awards granted on or after the Effective Date, except as otherwise provided in any Award Agreement or employment agreement of a Participant:

                  (i) the sale, lease or exchange of all or substantially all of the assets of the Company or of the assets of SpectraSite Communications, Inc. ("SpectraSite Communications") other than to a person that directly or indirectly controls, is controlled by or is under common control with, the Company;

                  (ii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company, a person that directly or indirectly controls, is controlled by or is under common control with, the Company) of the beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities;

                  (iii) a change in the composition of the Board that results in the individuals who, as of January 1, 2001, are members of the Board (the "Incumbent Board"), ceasing for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director is approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office in any of the following manners: (a) as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act); (b) as a result of other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board (a "Proxy Contest"); and (c) by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

                  (iv) the merger or consolidation of the Company with or into another entity unless the shareholders of the Company immediately prior to such merger or consolidation own, directly or indirectly, more than fifty percent (50%) of the total combined voting power of the surviving entity's outstanding securities immediately after such merger or consolidation; or

                  (v) the liquidation or dissolution of the Company or SpectraSite Communications other than in connection with a merger or consolidation of the Company or SpectraSite Communications with or into another entity if shareholders of the Company immediately prior to such merger or consolidation own, directly or indirectly, more than fifty percent (50%) of the total combined voting power of the surviving entity's outstanding securities immediately after such merger or consolidation.

         (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any rules or regulations promulgated under such section.

         (g) "Committee" means the Compensation Committee of the Board or, if no such committee shall exist, any members of the Board who are selected by the Board to constitute the Committee.

         (h) "Company" means SpectraSite Holdings, Inc. and any successor corporations thereto.

         (i) "Deferred Stock" means an Award granted by the Committee pursuant to Section 7.3 of the Plan that awards Shares to a Participant subject to certain restrictions imposed by the Committee.

         (j) "Dividend Equivalent" means an Award granted by the Committee pursuant to Section 7.2 of the Plan that consists of the right to payment of dividends with respect to Shares of the Company.

         (k) "Effective Date" means the date that this restated Plan was approved by the Committee, as indicated in the preamble.

         (l) "Employee" means any individual in an employment relationship with the Company or any Parent Corporation or Subsidiary of the Company.

         (m) "Good Reason" shall mean, except as otherwise provided in any Award Agreement or employment agreement of a Participant or Optionee, that an Employee shall have made a good faith determination that one or more of the following has occurred: (i) any significant and adverse change in the Employee's duties, responsibilities and authority, as compared in each case to the corresponding circumstances in place on the day preceding the Change of Control;
(ii) a relocation of the Employee's principal work location as established on the day preceding the Change of Control to a location that is more than 30 miles away from such location; (iii) a reduction in the Employee's salary or bonus potential that is not in either case agreed to by the Employee, or any other significant adverse financial consequences associated with the Employee's employment as compared to the corresponding circumstances in place on the day preceding the Change of Control; or (iv) a breach by a member of the Participating Company Group of its obligations under any agreement to which the member of the Participating Company Group and the Employee are parties that is not cured within 20 business days following the member of the Participating Company Group's receipt of a written notice from the Employee specifying the particulars of such breach in reasonable detail.

         (n) "Immediate Family" means, with respect to an Optionee or a Participant, the Optionee's or Participant's spouse, children or grandchildren (including adopted children, stepchildren and grandchildren).

         (o) "Incentive Stock Option" means an incentive stock option within the meaning of section 422(b) of the Code.

         (p) "Independent Director" shall mean a member of the Board who is both an "outside director" within the meaning of Section 162(m) of the Code, and a "non-employee director" within the meaning of Rule 16b-3.

         (q) "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereby.

         (r) "Non-Qualified Option" means an Option that is not an Incentive Stock Option.

         (s) "Option" means a stock option awarded under Section 4.2 of the Plan and includes both Non-Qualified Options and Incentive Stock Options to purchase Shares.

         (t) "Optionee" means an individual so designated in an Option Agreement who has been granted an Option by the Company pursuant to this Plan.

         (u) "Option Agreement" means an Award Agreement between the Company and an Optionee with respect to an Option.

         (v) "Parent Corporation" means a corporation with ownership interest in the Company in accordance with Section 424(e) of the Code.

         (w) "Participant" means an individual who has been granted an Award under this Plan other than an Option.

         (x) "Participating Company" means the Company or any Parent Corporation or Subsidiary thereof, which together shall be collectively referred to as the "Participating Company Group."

         (y) "Performance Awards" means Awards granted by the Committee to a Participant pursuant to Plan Section 7.1, which are conditioned on the satisfaction of certain performance criteria determined by the Committee.

         (z) "Plan" means the SpectraSite Holdings, Inc. Stock Incentive Plan as amended and restated effective April 9, 2001.

         (aa) "Restricted Stock Agreement" means a written agreement between the Company and a Participant with respect to a Restricted Stock Award.

         (bb) "Restricted Stock Award" means an Award granted under Article 6 of the Plan.

         (cc) "Rule 16b-3" means Securities and Exchange Commission Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation, or statute fulfilling the same or similar function.

         (dd) "Shares" means the issued and outstanding shares of common stock of the Company.

         (ee) "Stock Appreciation Right" means an Award granted to a Participant pursuant to Section 7.4 of the Plan which allows for the payment of cash on the appreciation of the value of Shares.

         (ff) "Subsidiary" means a corporation in which the Company has an ownership interest in accordance with Section 424(f) of the Code.

                                    ARTICLE 2
                                 ADMINISTRATION

2.1 Plan Administration Generally. The Plan shall be administered by the Committee having such powers as shall be specified by the Board. Any subsequent references herein to the Committee shall also mean the Board if such Committee has not been appointed. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, subject to the terms of the Plan and any applicable limitations imposed by law. All questions of interpretation of the Plan or of any Award granted under the Plan shall be determined by the Committee in its sole discretion, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Award.

2.2 Make-Up of Committee. The Committee shall consist solely of two or more Independent Directors. Notwithstanding the foregoing, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Independent Directors the authority to grant awards under the Plan to eligible persons who are either (A) not then "covered employees," within the meaning of
Section 162(m) of the Code and are not expected to be "covered employees" at the time of recognition of income resulting from such award or (B) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one or more members of the Board who are not Independent Directors the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the 1934 Act.

2.3 Power of the Board over the Committee. The Board may abolish the Committee at any time, or otherwise assume responsibility for the administration of the Plan. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

2.4 Delegation by Committee. The Committee may delegate to any officer of the Participating Company Group the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Committee herein, except for grants of Awards to (i) "covered employees" under Code Section 162(m) and (ii) persons subject to Section 16 of the 1934 Act.

                                    ARTICLE 3
                                   ELIGIBILITY

         Awards may be granted to employees (including officers) and directors of the Participating Company Group as well as to individuals who are rendering services as consultants, advisors, or otherwise as independent contractors to the Participating Company Group. The Committee, in its sole discretion, shall determine which persons shall be granted Awards. Options may be either Incentive Stock Options or Non-Qualified Stock Options. The following individuals are eligible to receive only Non-Qualified Stock Options: consultants, advisors, independent contractors and directors (unless a director is also an employee of a Participating Company).

                                    ARTICLE 4
                        SHARES AND AWARDS UNDER THE PLAN

4.1 Shares Subject to the Plan. Awards shall be made with respect to Shares of the Company and shall be subject to adjustment as provided in Section 9.5 below. The maximum number of Shares which may be issued under the Plan shall be Twenty Million (20,000,000) Shares. In the event that any outstanding Award for any reason expires or is terminated or canceled and/or Shares subject to repurchase are repurchased by the Company, the Shares allocable to the unexercised portion of such Award, or such repurchased Shares, may again be subject to an Award. The Committee shall maintain a record of Shares subject to outstanding Awards under the Plan and the exercise price of such Awards, plus a record of all Shares issued upon the exercise of such Awards and the terms of such Awards.

4.2 Types of Awards Under the Plan. The following types of Awards are available under the Plan, subject to the Board's discretion:

         (a) Stock Options Awards (Non-Qualified Stock Options and Incentive Stock Options)
         (b)      Restricted Stock
         (c)      Performance Awards
         (d)      Dividend Equivalents
         (e)      Deferred Stock
         (f)      Stock Appreciation Rights
         (g)      Other Stock-based Awards

                                    ARTICLE 5
                                  STOCK OPTIONS

5.1 Terms, Conditions and Form of Options. Subject to the provisions of the Plan, the Committee shall determine for each Option (which need not be identical) the number of Shares for which the Option is granted, whether the Option is to be treated as an Incentive Stock Option or as a Non-Qualified Stock Option and all other terms and conditions of the Option not inconsistent with the Plan. Options granted pursuant to the Plan shall comply with and be subject to the following terms and conditions:

         (a) Option Price. The exercise price for each Option shall be established in the sole discretion of the Committee; provided, however, that (i) the exercise price per share for an Incentive Stock Option shall be not less than the fair market value of a Share on the date of the granting of the Incentive Stock Option and (ii) the exercise price per share of an Incentive Stock Option granted to an Optionee who at the time the Incentive Stock Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of section 422(b)(6) of the Code (a "Ten Percent Owner Optionee") shall be not less than one hundred ten percent (110%) of the fair market value of a Share on the date the Option is granted. For this purpose, "fair market value" means the value assigned to the stock for a given day by the Committee. Notwithstanding the foregoing, an Incentive Stock Option may be granted by the Committee in its discretion with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another Incentive Stock Option in a manner qualifying with the provisions of Section 424(a) of the Code. Nothing hereinabove shall require that any such assumption or modification will result in the Option having the same characteristics, attributes or tax treatment as the Option for which it is substituted.

         (b) Exercise Period of Options. The Committee shall have the power to set the time or times within which each Option shall be exercisable or the event or events upon the occurrence of which all or a portion of each Option shall be exercisable and the term of each Option; provided, however, that (i) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years after the date such Incentive Stock Option is granted, (ii) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the date such Incentive Stock Option is granted, and (iii) no Incentive Stock Option shall be exercisable after the date the Optionee's employment with the Participating Company Group is terminated for Cause; and provided, further, an Incentive Stock Option shall terminate and cease to be exercisable as an Incentive Stock Option no later than three (3) months after the date on which the Optionee terminates employment with the Participating Company Group for reasons other than for Cause, unless the Optionee's employment with the Participating Company Group shall have terminated as a result of the Optionee's death or disability (within the meaning of Section 22(e)(3) of the Code), in which event the Incentive Stock Option shall terminate and cease to be exercisable as an Incentive Stock Option no later than twelve
(12) months from the date on which the Optionee's employment terminated. For this purpose, an Optionee's employment shall be deemed to have terminated on account of death if the Optionee dies within three (3) months following the Optionee's termination of employment.

         (c) Payment of Option Price. Payment of the option price for the number of Shares being purchased pursuant to any Option shall be made in any manner permitted by the Committee including, but not limited to: (i) payment in cash, (ii) by check or cash equivalent, (iii) by delivery or attestation of ownership of a number of Shares which have been owned by the Optionee for at least six months (or such other period as necessary to prevent an accounting charge) with a fair market value equal to the exercise price, (iv) by delivery of a stock power and instructions to a broker to sell a sufficient number of Shares subject to the Option to pay such exercise price, or (v) with the consent of the Committee, by promissory note.

         (d) $100,000 Limitation. The aggregate fair market value, determined as of the date on which an Incentive Stock Option is granted, of the Shares with respect to which Incentive Stock Options (determined without regard to this subsection) are first exercisable during any calendar year (under this Plan or under any other plan of the Participating Company Group) by any Optionee shall not exceed $100,000. If such limitation would be exceeded with respect to an Optionee for a calendar year, the Incentive Stock Option shall be deemed a Non-Qualified Stock Option to the extent of such excess.

         (e) Annual Limit. No individual may be granted in any calendar year Options to purchase more than 1,000,000 Shares.

5.2 Effect of Change in Stock Subject to Plan. The Committee shall make appropriate adjustments in the number and class of Shares subject to the Plan and to any outstanding Options and in the exercise price of any outstanding Options in the event of a stock dividend, stock split, reverse stock split, combination, reclassification, or like change in the capital structure of the Company. Notwithstanding the foregoing, such adjustments shall be made to prevent the dilution or enlargement of the rights granted under the Options as a result of any of the foregoing events.

5.3 Options Non-Transferable. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution, provided the Committee may permit an Option to be transferrable to members of the Optionee's Immediate Family or to a trust, partnership or other entity for the benefit of the Optionee and/or member of the Optionee's Immediate Family.

5.4 Reload Options. Concurrently with the award of Options, the Committee may award reload options ("Reload Options") to the Optionee to purchase, for cash or Shares, a number of Shares. The number of Reload Options shall equal (i) the number of Shares used to exercise the underlying Options, and (ii) to the extent authorized by the Committee, the number of Shares used to satisfy any tax withholding requirement incident to the exercise of the underlying Options. The grant of a Reload Option will become effective upon the exercise of the underlying Options where payments due upon exercise of the Options are made in the form of Shares. Notwithstanding the fact that the underlying Option may be an Incentive Stock Option, a Reload Option is not intended to qualify as an Incentive Stock Option.

         (a) Unless an Option Agreement specifically states that the Committee has awarded Reload Options with respect to the underlying Options, none shall be deemed to have been awarded. Upon the exercise of an underlying Option, the Reload Option will be evidenced by an amendment to the underlying Option Agreement.

         (b) The exercise price per Share deliverable upon the exercise of a Reload Option shall be the fair market value of a Share on the date the grant of the Reload Option becomes effective.

         (c) Each Reload Option is fully exercisable twelve months from the effective date of grant. The term of each Reload Option shall be equal to the remaining term (if any) of the underlying Option. No Reload Options shall be granted following the termination of an Optionee's employment.

         (d) The provisions applicable to Options in this Article 5 shall be equally applicable to all Reload Options.

                                    ARTICLE 6
                                RESTRICTED STOCK

6.1 Awards of Restricted Stock. Awards of Restricted Stock may be granted under the Plan in such form and on such terms and conditions as the Committee may from time to time approve, including, without limitation, restrictions on the sale, assignment, transfer or other disposition or encumbrance of such Shares during the Restricted Period (defined in Section 6.2) and the requirement that the Participant forfeit such Shares back to the Company without any consideration paid by the Company therefor upon failure to satisfy the applicable performance goals within the Restricted Period. Restricted Stock may be granted alone or in addition to other Awards under the Plan. The grant of any Restricted Stock by the Company shall be evidenced by a Restricted Stock Agreement.

6.2 Restricted Period. The Committee shall establish the Restricted Period with respect to each Award of Restricted Stock. The Committee may, in its sole discretion, at the time an Award of Restricted Stock is made, prescribe conditions for the lapse or termination of all or a portion of the restrictions upon the satisfaction of performance goals prior to the expiration of the Restricted Period. The Committee may also, in its sole discretion, shorten or terminate the Restricted Period or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the Restricted Stock. Restricted Stock that is not yet vested may, with the consent of the Committee, be transferred by a Participant to members of the Participant's Immediate Family or to a trust, partnership, or other entity for the benefit of the Participant and/or members of the Participant's Immediate Family, but may not otherwise be sold, assigned, transferred, made subject to gift, or otherwise disposed of, mortgaged, pledged or encumbered.

         Except as otherwise provided by any change of control provision in a Participant's Restricted Stock Agreement, a Participant shall cease vesting in all or any portion of an Award as of the date of his termination of employment for whatever reason. Any Awards that are not vested as of the date of such termination shall be forfeited, provided the Committee may, in its discretion, provide that a Participant whose employment is terminated by the Company without cause (including as a result of death or disability) and/or following a Change of Control may vest in all or any portion of his Award. Any Awards not so vested shall be forfeited.

6.3 Rights of Holders of Restricted Stock. Except as otherwise provided by the Committee under any Restricted Stock Agreement or except for the restrictions described in Section 6.2, the Participant shall be the owner of the Restricted Stock and shall have all the rights of a shareholder, including the right to receive dividends paid on such Restricted Stock and the right to vote such Restricted Stock.

6.4 Delivery of Restricted Stock. Restricted Stock awarded to a Participant under the Plan may be held under the Participant's name in a book entry account maintained by the Company or, if not so held, stock certificates for Restricted Stock awarded pursuant to the Plan may be registered in the name of the Participant and issued and deposited, together with a stock power endorsed in blank, with the Company or an agent appointed by the Company and shall bear an appropriate legend restricting the transferability thereof. Subject to Section
9.2 below, a Participant shall be entitled to delivery of stock certificates only when they become vested in accordance with the terms of his or her Award and upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee.

6.5 Forfeitures. Any Shares of Restricted Stock which are forfeited shall become the property of the Company and shall again immediately become available for award under the Plan and all of the rights of such Participant to such Restricted Stock and all rights as a stockholder with respect to such shares shall terminate without further obligation on the part of the Company.

                                    ARTICLE 7
                                ADDITIONAL AWARDS

7.1 Performance Awards. The Committee is authorized to grant Performance Awards to Participants on the following terms and conditions:

         (a) Awards and Conditions. A Performance Award shall confer upon the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Award is granted, in whole or in part, as determined by the Committee, conditioned upon the achievement of performance criteria determined by the Committee.

         (b) Other Terms. A Performance Award shall be denominated in Shares and may be payable in cash, Shares, other Awards, or other property, and have such other terms as shall be determined by the Committee.

7.2 Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Participants. These awards shall consist of the right to the payment of amounts equal to the value of dividends that may be paid with respect to Shares in the future. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares or Awards, or otherwise reinvested.

7.3 Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, on the following terms and conditions:

         (a) Award and Restrictions. Subject to Section 9.2, delivery of Shares will occur upon expiration of the deferral period specified in the Deferred Stock agreement by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, in installments, or otherwise, as the Committee shall determine and set forth in the Deferred Stock agreement.

         (b) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment for other than cause during the applicable deferral period, as provided in the Deferred Stock agreement, all Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided, that the Committee may provide, by rule or regulation or in any Deferred Stock agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock.

7.4 Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

         (a) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive payment in cash, upon exercise of a Stock Appreciation Right, an amount equal to the excess of (i) the fair market value of one Share on the date of exercise (or, if the Committee shall so determine in the case of any such right, other than one related to an Incentive Stock Option, the fair market value of one Share at any time during a specified period before or after the date of exercise or Change of Control) over
(ii) the grant price of the Stock Appreciation Right as determined by the Committee as of the date of grant of the Stock Appreciation Right.

         (b) Other Terms. The Committee shall determine the time or times at which a Stock Appreciation Right may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Participants, and any other terms and conditions of any Stock Appreciation Right. Such Stock Appreciation Rights shall be evidenced by agreements in such form as the Committee shall from time to time approve.

7.5 Bonus and Other Stock-Based Awards. The Committee is authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation, Shares awarded purely as a "bonus" and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights, and Awards valued by reference to book value of Shares or the value of securities of or the performance of a Participating Company. The Committee shall determine the terms and conditions of such Awards, which may include performance criteria. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 7.5 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, or other property, as the Committee shall determine.

7.6 Performance-Based Awards. Performance Awards, performance-based Restricted Stock, and certain other Share-based Awards subject to performance criteria are intended to be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and shall be paid solely on account of the attainment of one or more preestablished, objective performance goals within the meaning of Section 162(m) and the regulations thereunder. As selected by the Committee, the performance goal shall be the attainment of one or more of the preestablished amounts of sales revenue, net income, operating income, cash flow, return on assets, return on equity, return on capital or total shareholder return of the Company or any subsidiary or division thereof.

         The payout of any such Award to a Participant may be reduced, but not increased, based on the degree of attainment of other performance criteria or otherwise at the direction of the Committee.

7.7 Maximum Individual Awards. No individual may be granted in any calendar year more than 1,000,000 Shares subject to any combination of Performance Awards, Restricted Stock, or other Share-based Awards subject to performance criteria. The Share amounts in this Section 7.7 are subject to adjustment under
Section 9.5 and are subject to the Plan maximum under Article 4.

7.8 Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan, may in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either as of the same time as or a different time from the grant of such other Awards.

7.9 Exchange Provisions. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Shares, other Awards or other property based on such terms and conditions as the Committee shall determine and communicate to the Participant at the time that such offer is made.

7.10 Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Award granted under this Article 7 exceed a period of ten years from the date of its grant.

7.11 Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by a Participating Company upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including without limitation, cash, Shares, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Shares.

                                    ARTICLE 8
                                CHANGE OF CONTROL

8.1 Effect of Change of Control on Prior Awards. Outstanding Awards issued under the Plan prior to the Effective Date shall be governed by the provisions of the Plan as in effect immediately before the Effective Date with respect to any accelerated vesting upon a Change of Control.

8.2 Effect of Change of Control. Awards granted on or after the Effective Date shall, following a Change of Control and subject to paragraph 8.3, become vested and, with respect to any Award that is an Option, exercisable upon the first to occur of the following events: (i) the employment of the Optionee or Participant is terminated for reasons other than for Cause within six (6) months following the effective date of the Change of Control or (ii) the Optionee or

Participant voluntarily terminates his employment for Good Reason within six (6) months following the effective date of the Change of Control or (iii) the expiration of the six (6) month period following the effective date of a Change of Control. If an Option becomes vested and exercisable under this paragraph, then the Option shall remain exercisable for a period of not less than six (6) months from the date the Option becomes vested hereunder, provided that the exercise period for Incentive Stock Options such period shall not extend beyond the period provided under Section 5.1(b) of the Plan.

8.3 Authority to Vary Terms of Awards. Notwithstanding the above, the Committee shall have the power to provide in each Award Agreement the treatment or disposition of any Award upon a Change of Control, including, without limitation, providing for vesting upon the occurrence of a Change of Control, providing that an Award shall not become vested upon a Change of Control, providing for vesting upon termination of employment following a Change of Control, providing for vesting upon termination in anticipation of a Change of Control, providing for the surrender or substitution of any Award for consideration in connection with a Change of Control, or providing for the payment of any amounts in connection with any Awards as the result of a Change of Control.

                                    ARTICLE 9
                   ADDITIONAL PROVISIONS APPLICABLE TO AWARDS

9.1 Award Agreements. Each Award granted hereunder shall be evidenced by a written Award Agreement that shall specify the number of Shares subject to the Award, the installments, if any, in which the Award shall vest and become exercisable, the date of the expiration of such Award, and such other terms and conditions as the Committee shall determine.

9.2      Issuance of Shares.

         (a) As soon as practicable after the exercise of an Option or settlement of any other Award, including full payment for the Shares purchased pursuant thereto and the satisfaction of any withholding-tax liability arising with respect to the settlement of any Option or Award, the Company shall duly issue such Shares to the Optionee/Participant and shall cause to be delivered to the Optionee/Participant a stock certificate or certificates representing such Shares and bearing such restrictive legends as the Committee may deem necessary or appropriate to ensure compliance with all applicable laws, rules and regulations.

         (b) Notwithstanding anything to the contrary contained herein, the Company may, in its discretion, defer for not more than six (6) months the issuance and delivery of Shares otherwise deliverable hereunder until completion of the process of listing the Shares on a national exchange or the filing, registration or other qualification of the Shares under any state or federal law, rule or regulation as the Company may deem appropriate, provided that the Company diligently pursues such listing, registration or qualification. The Company may require any Participant to make such representations and furnish such information as the Company may deem appropriate in connection with the issuance or delivery of Shares, in compliance with all applicable laws, rules and regulations.

         (c) The Committee may impose such restrictions on any Shares issued in settlement of any award as it may deem advisable, including without limitation restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, under any blue-sky or state securities laws applicable to such Shares and under any applicable stockholders' or other agreement.

9.3      Taxes and Withholding.

         (a) As a precondition to the delivery of any Shares or other payment in settlement of any Award, the Company shall have the right and authority to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes, domestic or foreign, that are required by law or regulation to be withheld by the Company or any parent or subsidiary of the Company upon delivery of Shares or other payment under any Award. The Optionee/Participant may discharge such obligation in whole or in part with respect to the minimum withholding-tax liability arising upon the settlement of any Award (but no more than such minimum) (a) by transferring and delivering to the Company previously owned Shares, which shall be valued at their fair market value; (b) with the prior approval of the Committee, by authorizing the Company in writing to deduct and retain Shares, valued at their fair market value, as of the date of exercise, from the Shares otherwise to be issued upon settlement; or (c) with the prior approval of the Committee, by any combination of the foregoing methods of payment.

         (b) A Participant who files an election with the Internal Revenue Service to include the fair market value of any Award in gross income at such time as may be permitted under Code Section 83(b) shall promptly furnish the Company with a copy of such election together with the amount of any federal, state, local or other taxes, domestic or foreign, required to be withheld to enable the Company to claim an income tax deduction with respect to such election.

9.4 Competition. Notwithstanding anything to the contrary contained in this Plan, the Committee may provide under the terms of any Option or Award agreement that all rights of the Optionee/Participant in any Option or Award, to the extent such rights have not already expired or been exercised, shall terminate and be extinguished immediately if a Optionee/Participant engages in competition (as defined in the applicable Award Agreement or Employment Agreement) with the Participating Company Group, whether during and/or after his or her employment with the Participating Company Group. In the event that a Optionee/Participant receives or exercises an Option or other Award at a time when he or she has already, without the Company's knowledge or consent, commenced engaging in competition with the Participating Company Group, the Company may, by notice given to the Optionee/Participant, rescind and void such purported transfer, Award or exercise, and the Optionee/Participant shall return to the Company immediately upon demand (i) any and all stock certificates representing Shares issued to him or her upon the exercise at such time of such Option or Award and still owned by the Optionee/Participant, in exchange for which the Company shall return to the Optionee/Participant any consideration paid for such Shares, or
(ii) any other consideration received by the Optionee/Participant under the Option or Award. The Option or Award agreements may include such other restrictive covenants as the Committee in its discretion deems necessary or appropriate for the reasonable protection of the Participating Company Group's business interests.

9.5 Changes in Capital Structure. In the event that the Company hereafter declares a dividend payable in, or subdivides or combines Shares, or engages in a recapitalization, reorganization, merger, consolidation, split-up, transfer of assets, combination or exchange of Shares, Change of Control or any other event affecting the Shares, the Committee shall make appropriate adjustment in the number (including without limitation the aggregate numbers specified in Section
4.1 and Section 5.1(e)) and kind of Shares that are or may become subject to Awards granted or to be granted hereunder, and in the exercise price of Options or Awards granted hereunder, and shall take such other action as in its judgment shall be necessary or appropriate to equitably preserve each Optionee/Participant's rights with respect to such Options and/or Awards substantially proportionate to his or her respective rights existing prior to such event. The decision of the Committee with respect to any matter referred to in this Section 9.5 shall be conclusive and binding upon each Optionee/Participant. The Company shall give each Optionee/Participant written notice of any adjustments to an Option or Award of the Optionee/Participant or the terms and conditions thereof made pursuant to this Section 9.5. Nothing herein is intended to preserve an Optionee/Participant's equity interest in the Company against dilution resulting from the issuance of additional securities by the Company subsequent to the grant of an Option or Award.

                                   ARTICLE 10
                             BENEFICIARY DESIGNATION

         Each Optionee/Participant may, from time to time, designate a beneficiary or beneficiaries (who may be named contingently or successively) who shall acquire the Optionee/Participant's rights under the Plan in case the Optionee/Participant dies before exercising all of such rights. A Optionee/Participant may designate such beneficiary or beneficiaries by giving the Company written notice thereof in a form prescribed by or acceptable to the Company. Each such designation shall revoke all prior designations by the Optionee/Participant, and such notice shall be effective only when given to the Company during the Optionee/Participant's lifetime. In the absence of an effective designation or if all duly designated beneficiaries predecease the Optionee/Participant, any rights remaining unexercised at the Optionee/Participant's death shall be exercised by his or her estate. In the event of a Optionee/Participant's death, all actions that he or she would otherwise be entitled to take under the Plan may be taken by his or her beneficiary or estate, as the case may be, and all references in this Plan to "Optionee" or "Participant" shall, under such circumstances, be deemed to include such beneficiary or estate.

                                   ARTICLE 11
                             RIGHTS OF PARTICIPANTS

         No Optionee or Participant shall acquire any rights as a stockholder of the Company hereunder unless and until, and except to the extent that, a stock certificate representing Shares duly purchased by such Optionee/Participant pursuant to any Option or Award has been issued to such Optionee/Participant. Nothing in this Plan or any Option or Award Agreement shall confer upon any Optionee or Participant any right to continue in the employment of the Participating Company Group, or to serve as a director or consultant thereof, or interfere in any way with the right of a Participating Company to terminate his or her employment, directorship, or consulting relationship at any time. Unless specifically provided otherwise, no grant of an Option or Award shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of a Participating Company for the benefit of its employees unless the Participating Company shall determine otherwise. No Optionee or Participant shall have any claim to an Option or Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as otherwise provided by the Committee.

                                   ARTICLE 12
                     AMENDMENT, MODIFICATION AND TERMINATION

12.1 Amendment. The Committee may at any time and from time to time amend, modify, suspend or terminate the Plan in whole or in part.

12.2 Awards Previously Granted. Notwithstanding the provisions of Section 12.1, no amendment, modification, suspension or termination of the Plan shall be effective to the extent it adversely affects in any material way any Award previously granted under the Plan, unless the Optionee or Participant holding such Option or Award consents in writing thereto. Subject to the terms of the Plan, the Committee may modify the form, terms and conditions of any outstanding Option or Award in such manner, not unfavorable to the Optionee/Participant, as the Committee in its discretion may determine and, with respect to any Optionee/Participant subject to foreign tax laws or regulations, the Committee may vary the form, terms and conditions of any Option or Award as the Committee in its discretion may deem necessary or advisable to allow the Optionee/Participant to qualify for favorable tax treatment under such foreign tax laws or regulations. Notwithstanding the foregoing or any other provision of the Plan or any Award Agreement, following a Change of Control, no changes in the Plan and no adjustments, determinations or other exercises of discretion that are made, pursuant to the Plan or any Award Agreement, by the Board or the Committee shall be effective if and to the extent that they would have the effect of diminishing the rights of any Optionee under the terms of the Plan or any Award Agreement.

                                   ARTICLE 13
                                 INDEMNIFICATION

         Any claim under the Plan shall be solely the obligation of the Company. No member of the Board or the Committee shall be personally liable by reason of any contract or other instrument executed by such member (or on behalf of such member) in his or her capacity as a member of the Board or Committee or by reason of any mistake of judgment made by him or her in good faith in such capacity. The Company shall indemnify each employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated and shall hold such person harmless against any loss, liability, claim, cost or expense (including reasonable attorneys' fees and any sum paid in settlement of a claim with the approval of the Committee) incurred by or asserted against such person as a result of or arising out of any act or omission to act in connection with the Plan, unless arising out of such person's fraud or bad faith. The right of indemnification provided for in this Article 13 shall be in addition to any rights of indemnification to which such person may be entitled under the certificate of incorporation or bylaws of the Company, as a matter of law or otherwise, or any power that the Company may have to indemnify such person or hold him or her harmless.

                                   ARTICLE 14
                                DURATION OF PLAN

         This Plan shall be effective on the date of its adoption by the Committee and shall remain in effect, subject to the right of the Committee to amend, modify, suspend or terminate the Plan pursuant to Article 12, until all Shares have been issued in accordance herewith. Any Awards granted prior to approval of the Plan by the stockholders of the Company shall be made subject to such approval.

                                   ARTICLE 15
                                   SUCCESSORS

         All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company and shall survive any purchase, merger, consolidation or other disposition of all or substantially all of the business and/or assets of the Company.

                                   ARTICLE 16
                                  MISCELLANEOUS

16.1 Applicable Law. The terms of the Plan shall be binding upon the Company, and its successors and assigns. The Plan and the grant of Options hereunder shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any United States government or regulatory agency as may be required. To the extent not preempted by federal law, this Plan and all actions taken hereunder shall be governed by the laws of the State of North Carolina.

16.2 Severability. If any provision of this Plan or an Award Agreement is or becomes or is deemed invalid, illegal, or unenforceable in any jurisdiction, or would disqualify the Plan or any Award Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, it shall be stricken and the remainder of the Plan or the Award Agreement shall remain in full force and effect.

16.3 Gender and Number. Except when otherwise indicated by the context, references herein to one gender shall include the other gender, and references herein to the singular or plural shall include the plural or singular.

16.4 Headings. The headings of the Articles and Sections of the Plan are for convenience of reference only and shall not be considered in interpreting or construing the Plan.

         IN WITNESS WHEREOF, the undersigned officer of the Company certifies that the foregoing Plan was duly adopted by the Committee as of the 9th day of April, 2001.

                                    SPECTRASITE HOLDINGS, INC.



                                    By: /s/ Melvin L. Asbury
                                        ---------------------------------------
                                    Title: Senior Vice President - HR
                                           ------------------------------------

                                                                      Appendix B

                                2002 AMENDMENT TO
                           SPECTRASITE HOLDINGS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

SpectraSite Holdings, Inc., a Delaware corporation (the "Company") hereby adopts this 2002 Amendment to the Company's Employee Stock Purchase Plan (the "Plan") to be effective upon approval of such Amendment by the Company's stockholders.

1. In Section 3 of the Plan, the first sentence thereof is deleted in its entirety and the following is substituted in lieu thereof:

"There shall be reserved and made available for purchase under the Plan 3,000,000 Shares."

2. Except as otherwise provided herein, the Plan shall remain in full force and effect.

                           SPECTRASITE HOLDINGS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

         The purpose of the SpectraSite Holdings, Inc. Employee Stock Purchase Plan (the "Plan") is to provide employees of SpectraSite Holdings, Inc. (hereinafter referred to as the "Company") and its Designated Subsidiaries with the opportunity to purchase shares of the Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Code Section 423. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

         1.       Definitions.

                  a.       "Beneficiary" shall have the meaning set forth in
                           Section 22.

                  b. "Board" shall mean the Board of Directors of the Company.

                  c. "Business Day" shall mean any day on which the Company is scheduled to be open for business.

                  d. "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  e. "Common Stock" shall mean the common stock of the Company.

                  f. "Compensation" shall mean all base straight-time gross earnings and commissions, excluding payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, and other compensation, but including payroll deductions for cash or deferred arrangements under Code Section 401(k), for cafeteria contributions under Code Section 125 and other similar deductions from gross earnings.

                  g. "Designated Subsidiary" shall mean any Subsidiary that has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

                  h. "Eligible Employee" shall have the definition set forth in Section 5.

                  i. "Exercise Date" shall mean with respect to any offering to purchase stock under the Plan, the Business Day immediately following the last day of the Offering Period.

                  j. "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

                           (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of the Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

                           (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the average of the closing bid and asked prices for the Common Stock for the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

                           (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board, in its sole discretion.

         k. "Grant Date" shall mean the first Business Day of each Offering Period.

         l. "Offering Period" shall mean any six (6) month period beginning on a date determined by the Stock Plan Committee for the grant of Stock Purchase Rights.

         m. "Participant" shall mean an Eligible Employee who has elected to participate in the Plan for an Offering Period pursuant to
                  Section 6.

         n. "Participant's Family" shall mean the Participant's spouse, spousal equivalent, ancestors, lineal descendants and siblings.

         o. "Participation Forms" shall mean such forms as the Stock Plan Committee may require Eligible Employees to complete as a pre-condition to their becoming Participants.

         p. "Payroll Deduction Account" shall mean the account on the Company's books and records to which the amount of a Participant's payroll deductions under Section 6 are allocated.

         q. "Plan Year" shall mean the twelve (12) month period commencing January 1 and ending December 31 of each year.

         r. "Purchase Price" shall mean the purchase price for a Share as set forth in Section 8(b).

         s. "Shares" shall mean shares of the Class A Common Stock, $.01 par value per share, of the Company.

         t. "Stock Plan Committee" shall mean the committee appointed by the Board to administer the Plan.

         u. "Stock Purchase Right" shall mean a right granted to an Eligible Employee by the Stock Plan Committee pursuant to the Plan to purchase Shares at the end of an Offering Period.

         v. "Subsidiary" shall mean any present or future corporation, partnership, other entity or affiliate which (i) would be a "subsidiary corporation" of the Company within the meaning of
                  Section 424(f) of the Code and the regulations promulgated thereunder, and (ii) is designated as a participant in the Plan by the Stock Plan Committee.

         2. Administration. The Plan shall be administered by the Stock Plan Committee. The Stock Plan Committee shall have the discretionary authority to make rules and regulations for the administration of the Plan and to interpret the Plan. The Stock Plan Committee's interpretations and decisions with regard thereto shall be final, binding and conclusive on all interested parties. No member of the Stock Plan Committee shall participate in any decision respecting his or her interest as a Participant in the Plan (other than a decision respecting the interest of a group of similarly situated Plan Participants which includes the Stock Plan Committee member). All Shares purchased pursuant to the exercise of a Stock Purchase Right issued under the Plan may be held in individual employee accounts for a period equal to the greater of two years from the Grant Date of the Stock Purchase Rights by which such Shares were acquired or one year from the date of transfer of Shares to the Participant upon exercise of a Stock Purchase Right, subject to the Plan Participant's right to sell such Shares.

         3. Stock Subject to the Plan. There shall be reserved and made available for purchase under the Plan 1,000,000 Shares. In the event any Stock Purchase Right granted under the Plan is canceled, the number of Shares no longer subject to such Stock Purchase Right shall automatically become available for new awards under the Plan.

         4. Offerings. On each Grant Date, the Stock Plan Committee shall grant each Eligible Employee a Stock Purchase Right to purchase Shares under the Plan.

         5. Eligible Employees. All employees of the Company and the Designated Subsidiaries who are employed by the Company and/or a Designated Subsidiary on the date their participation in the Plan is to become effective shall be eligible to participate in the Plan for the Offering Period commencing on the Grant Date, except an employee (i) whose customary employment is less than twenty (20) hours per week or not more than five (5) months in any calendar year, or (ii) who, if his or her Stock Purchase Right were exercised immediately after the Grant Date, would own five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company. For purposes of the preceding sentence, the rules of Sections 423(b)(3) and 424(d) of the Code shall apply in determining the employee's percentage of stock ownership.

         6.       Participation.

                  a. An Eligible Employee may elect to become a Participant as of any Grant Date by completing the Participation Forms and delivering them to the Company's payroll department on such date prior to the Grant Date as the

                           Stock Plan Committee may determine. The
                           Participation Forms will authorize a regular payroll deduction from the Participant's Compensation payments, commencing as of the Grant Date, in such amount as the Participant may elect. All amounts deducted hereunder from the Participant's Compensation payments shall be allocated by the Company to the Participant's Payroll Deduction Account and shall not accrue interest.

                  b. A Participant may not change the amount of his or her payroll deduction during any Offering Period but may cancel his or her payroll deduction in accordance with Section 7.

                  c. Once an Eligible Employee completes the Participation Forms and delivers them to the Company, the election contained therein shall apply to each of the next succeeding Offering Periods until the Participant revokes such election.

         7. Cancellation. A Participant may, at any time and for any reason, cancel his or her payroll deduction authorization and there upon shall permanently withdraw the entire balance accumulated in the Participant's Payroll Deduction Account (without any interest thereon). Any cancellation must be in writing and must be received by the Company's payroll department at least five
(5) Business Days prior to the Exercise Date. Upon cancellation, the Participant shall cease to participate in the Plan for the remainder of the Offering Period and shall not participate for any subsequent Offering Periods unless and until he or she has again submitted Participation Forms and otherwise complied with the provisions of Section 6(a). A Participant may not withdraw all or less than all of his or her Payroll Deduction Account except upon cancellation of his or her payroll deduction authorization, in which event the entire Payroll Deduction Account shall be withdrawn.

         8.       Stock Purchase Rights.

                  a. Each Eligible Employee who has elected to become a Participant for any Offering Period as of the Grant Date shall be granted, on the Grant Date of such Offering Period, a Stock Purchase Right to purchase such number of Shares as shall equal the total dollar amount allocated to the Participant's Payroll Deduction Account on the Exercise Date divided by the Purchase Price. No Participant may be granted a Stock Purchase Right which permits him or her during any one calendar year to purchase Shares under the Plan, and any other stock purchase plan of the Company, the Fair Market Value of which on the Grant Date exceeds $25,000 for such Calendar Year (or such other limit, if any, as may be imposed by the Code).

                  b. The Purchase Price for each Share subject to a Stock Purchase Right issued under the Plan shall be the lesser of: (i) eighty-five (85%) percent of the Fair Market Value of a Share at the Grant Date or (ii) eighty-five percent (85%) of the Fair Market Value of a Share at the Exercise Date; provided however, that the Purchase Price may be adjusted by the Board Pursuant to Section 15.

                  c. Unless a Participant previously has canceled his or her participation in the Plan, the Participant shall be deemed to have exercised his or her Stock Purchase Right in full as of the Exercise Date. All amounts allocated to the Participant's Payroll Deduction Account shall be applied to the purchase of whole Shares at the Purchase Price. Fractional Shares will not be issued under the Plan and any balance remaining in the Participant's Payroll Deduction Account after the maximum number of whole Shares have been purchased shall be rolled forward and applied to the next succeeding Offering Period or, if the Participant so elects, refunded to the Participant without interest.

         9. Registration of Certificates. Share certificates (or other evidence of ownership) reflecting the Shares purchased during an Offering Period by a Participant hereunder shall be issued as soon as practicable after each Exercise Date and may be registered only in the name of the Participant, or, if the Participant so indicates on his or her election form, in joint tenancy with a member of the Participant's Family, with right of survivorship. A Participant who is a resident of a jurisdiction which does not recognize such a joint tenancy may have certificates registered in the Participant's name as tenants in common or as community property with a member of the Participant's Family, without right of survivorship.

         10. Rights as a Stockholder. No Participant shall acquire any rights or privileges as a stockholder of the Company unless and until, and except to the extent that, Shares have been purchased on behalf of the Participant and stock certificates (or other evidence of ownership) with respect to such Shares have been issued.

         11. Rights on Resignation or Termination of Employment. In the event of a Participant's resignation or termination of employment with the Company and the Designated Subsidiaries for any reason whatsoever including by resignation, or by reason of disability, retirement or death (other than a transfer of employment between the Company and the Designated Subsidiaries), any outstanding Stock Purchase Rights previously granted to such Participant shall be canceled and all amounts in his or her Payroll Deduction Account, if any, shall be refunded without interest as soon as administratively practicable following the cancellation of such Stock Purchase Rights.

         12. Rights Not Transferable. A Participant shall not assign, sell, encumber, transfer or otherwise dispose of any rights or interests under the Plan. Any attempted disposition in violation of the preceding sentence shall be null and void. Any Stock Purchase Rights hereunder must be exercised by the employee Participant during his or her lifetime.

         13. Application of Funds. All amounts allocated to a Participant's Payroll Deduction Account under the Plan shall be available for use by the Company for any corporate purpose prior to its application to the purchase of Shares and a Participant shall not have any claim, right to or interest in his or her Payroll Deduction Account other than as a general unsecured creditor of the Company.

         14. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

                  a. Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares subject to the Plan, as well as the Purchase Price and the number of Shares covered by each Stock Purchase Right under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Class A Common Stock, or any other increase or decrease in the number of shares of Class A Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive on all parties. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to a Stock Purchase Right.

                  b. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date") and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company proposed dissolution or liquidation. The Board shall notify each Participant in writing, at least ten (10) Business Days prior to the New Exercise Date, that the Exercise Date for the Participant's Stock Purchase Right has been changed to the New Exercise Date and that the Participant's Stock Purchase Right shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 7 hereof.

                  c. Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Stock Purchase Right shall be assumed or an equivalent Stock Purchase Right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Stock Purchase Right, any Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date") and the Offering Period shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) Business Days prior to the New Exercise Date, that the Exercise Date for the Participant's Stock Purchase Right has been changed to the

                           New Exercise Date and that the Participant's Stock Purchase Right shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 7 hereof.

         15.      Amendment or Termination of the Plan.

                  a. The Board may at any time, and for any reason, terminate or amend the Plan. No such termination can affect Stock Purchase Rights previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company. Except as provided in Section 14 and this
                           Section 15 hereof, no amendment may make any change in any Stock Purchase Right theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

                  b. Without shareholder consent and without regard to whether any Participant rights may be considered to have been "adversely affected," the Board (or a designated committee) shall be entitled to change the Offering Period, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or a designated committee) determines in its sole discretion advisable which are consistent with the Plan.

                  c. In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences for the Company, the Board may, in its sole discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

                           (i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

                           (ii) shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

                           (iii)    allocating shares.

                           Such modifications or amendments shall not require stockholder approval or the consent of any Participants.

               d. If the Board determines that, on a given Exercise Date, the number of Shares with respect to which Stock Purchase Rights are to be exercised may exceed (i) the number of Shares that were available for sale under the Plan on the Grant Date of the applicable Offering Period or (ii) the number of Shares available for sale under the Plan on such Grant Date, the Board may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Grant Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Stock Purchase Rights to purchase Shares on such Exercise Date. The Company may make pro rata allocation of the Shares available on the Grant Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company's shareholders subsequent to such Grant Date.

         16. Plan Share Purchases. The Stock Plan Committee may purchase outstanding Shares on behalf of the Plan, upon such terms as the Stock Plan Committee may approve, or may cause the Company to issue authorized but unissued Shares, for delivery to Participants upon their exercise of Stock Purchase Rights under the Plan.

         17. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of North Carolina, without reference to the principles of choice or conflicts of law thereof.

         18. No Liability of Stock Plan Committee Members. No member of the Stock Plan Committee shall be personally liable (i) by reason of any contract or other instrument executed by such member or by his or her authorized agent in his capacity as a member of the Stock Plan Committee, or (ii) for any mistake of judgment made as a member of the Stock Plan Committee, in good faith and in the belief that it was in the best interests of the Company, and the Company shall indemnify and hold harmless each employee, officer and director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or reasonable expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such person's fraud or bad faith. The indemnification provided for in this Section 18 shall be in addition to any rights of indemnification such individual has as a director or officer pursuant to law, or under his or her employer's certificate of incorporation or by-laws.

         19. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to a Stock Purchase Right unless the exercise of such Stock Purchase Right and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of a Stock Purchase Right, the Company may require the person exercising such Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by law.

         20. Successor Company. The obligations of the Company under the Plan shall be binding upon the successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company.

         21. Withholding. As a precondition to the delivery of any Shares to a Participant, the Company or, if applicable, the Participant's employer shall have the right and power to deduct or withhold or require a Participant to remit an amount sufficient to satisfy federal, state and local taxes, domestic or foreign, that are required by law or regulation to be withheld upon the exercise of any Stock Purchase Right or upon the sale of any Shares that are required by law or regulation to be withheld. In the alternative, the Stock Plan Committee, in its discretion, may either permit the Participant to discharge in whole or in part the minimum withholding tax liability arising upon the exercise of a Stock Purchase Right (a) by transferring and delivering to the Company Shares having a Fair Market Value at the date of delivery equal to the amount of such withholding tax liability or (b) by authorizing the Company in writing to deduct and retain from the Shares otherwise to be transferred to the Participant upon such exercise Shares having such Fair Market Value at the date of deduction.

         22. Beneficiary. A Participant may file a written designation of a Beneficiary who is to receive any Shares and/or payment under the Plan in the event of the Participant's death following his or her exercise of a Stock Purchase Right. Such designation may be changed by the Participant at any time by written notice to the Director of Compensation and benefits department of the Company, but to be effective such notice must be received prior to the Participant's death. In the event a Participant dies without designating a Beneficiary, or if the designated Beneficiary predeceases the Participant, the Participant's spouse or spousal equivalent shall be his or her Beneficiary, or in the absence of a spouse, the Participant's estate shall be his or her Beneficiary.

         23. Notice of Premature Disposition. A Participant or former Participant who disposes of Shares acquired under the Plan within (i) two years of the Grant Date of the Stock Purchase Rights by which such Shares were acquired, or (ii) twelve months of the date of transfer of Shares to him, shall notify in writing the Chief Financial Officer of the Company of such disposition and shall make appropriate arrangements for satisfying income and payroll tax withholding requirements.

         24. Company Payment of Expenses Related to the Plan. The Company will bear all expenses incurred in administering the Plan, including expenses of issuing Shares provided hereunder.

         25. Plan and Rights to Purchase Common Stock Not to Confer Rights with Respect to Continuance of Employment. The Plan and any right to purchase Shares under the Plan shall not confer upon any employee Participant any right with respect to continuance of employment by the Company or any Designated Subsidiary and shall not restrict or interfere in any way with the right of the Company or any Designated Subsidiary to terminate his or her employment at any time and for any reason.

         26. Gender and Number; Captions. Whenever used in the Plan, references to one gender shall include the other gender, and references to the singular shall include the plural, unless the context indicates otherwise. The captions preceding the Sections of the Plan have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions of the Plan.

         27. Effective Date. The Plan shall become effective as of January 1, 2000, subject to the approval of the Board.

                              AMENDMENT NUMBER ONE
                                     TO THE
                           SPECTRASITE HOLDINGS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

         WHEREAS, the Board of Directors (the "Board") of SpectraSite Holdings, Inc. (the "Company") has adopted and the stockholders of the Company have approved the SpectraSite Holdings, Inc. Employee Stock Purchase Plan (the "Plan"); and

         WHEREAS, the Board has determined that it would be in the best interest of the Company and the employees to amend the definition of compensation used in the Plan to be compatible with the definition of compensation used by the Company for other employee benefits and payroll purposes; and

         WHEREAS, the Board has also determined that it wishes to permit all of the Company's U.S. subsidiaries to participate in the Plan; and

         WHEREAS, pursuant to the powers of amendment reserved under Section 15 of the Plan, the Board directs the appropriate officers to amend the Plan to reflect the above changes.

         NOW, THEREFORE, the Plan is hereby amended by:

         (1) deleting Section 1(f) in its entirety and by substituting the following therefor:

         "Compensation" shall mean gross earnings, commissions, bonuses, overtime, shift premiums and other compensation, including any payroll deductions for contributions to a 401(k) plan, cafeteria plan or other similar payroll deductions, but excluding car allowances, stock compensation (including income from stock options, stock purchase and restricted stock awards), relocation and moving expense payments, group term life insurance benefits, other non-cash "imputed" compensation and any "gross-up" bonuses paid to assist employees with certain tax liabilities.

         (2) designating all U.S. Subsidiaries as "Designated Subsidiaries" under Section 1(g).



         IN WITNESS WHEREOF, the Plan is hereby amended in accordance with the provisions above, effective as of July 1, 2000.


                                     SPECTRASITE HOLDINGS, INC.


                                         /s/ Stephen H. Clark
                                     ----------------------------
                                     By:  Stephen H. Clark


ATTEST:


  /s/ John H. Lynch
------------------------
John H. Lynch, Secretary

                                                                      Appendix C

                           SPECTRASITE HOLDINGS, INC.
                       100 REGENCY FOREST DRIVE, SUITE 400
                           CARY, NORTH CAROLINA 27511

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

         The undersigned hereby appoints Stephen H. Clark and David P. Tomick, and each of them, as Proxies each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of SpectraSite Holdings, Inc. held of record by the undersigned on March 29, 2002 at the Annual Meeting of Stockholders to be held on May 28, 2002 or any adjournments or postponements thereof.

1.       ELECTION OF DIRECTORS

     Nominees:      STOCKHOLDERS MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE
                    BY DRAWING A LINE THROUGH OR OTHERWISE STRIKING OUT THE NAME
                    OF SUCH NOMINEE. ANY PROXY EXECUTED IN SUCH MANNER AS NOT TO
                    WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE
                    SHALL BE DEEMED TO GRANT SUCH AUTHORITY.

Stephen H. Clark
Timothy M. Donahue
James R. Matthews
Thomas E. McInerney
Calvin J. Payne
Michael J. Price
Steven M. Shindler
Lawrence B. Sorrel
Edgar L. Reynolds

[ ]      FOR the nominees listed         [ ]      WITHHOLD AUTHORITY to vote for
         above (except as marked to               the nominees listed above
         the contrary)

2. Approval of an amendment to the Amended and Restated Stock Incentive Plan providing for automatic annual increases in the maximum number of shares of our common stock available for issuance thereunder.

                 [ ] FOR       [ ] AGAINST        [ ] ABSTAIN

3. Approval of an amendment to the Employee Stock Purchase Plan providing for an increase in the maximum number of shares of our common stock available for issuance thereunder from 1,000,000 to 3,000,000.

                 [ ] FOR       [ ] AGAINST        [ ] ABSTAIN

4. Ratification of the Board of Directors' selection of Ernst & Young LLP to serve as the Company's independent accountants for the fiscal year ending December 31, 2002.

                 [ ] FOR       [ ] AGAINST        [ ] ABSTAIN

5. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.

Please check here if you plan to attend the Annual Meeting. [ ]

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS NAMED ABOVE. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.



Dated:
      ----------------------------------


----------------------------------------
           (Signature)


----------------------------------------
      (Signature if held jointly)

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.